UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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B. Riley Financial, Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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B. RILEY FINANCIAL, INC.

June 29, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of B. Riley Financial, Inc., which will be held at the offices of B. Riley Financial, Inc.’s subsidiary, B. Riley & Co., LLC, located at 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025, on August 13, 2015, at 1:00 p.m. local time. We hope you will be able to attend the meeting in person.

The attached notice of meeting and proxy statement describe the matters to be acted upon at the annual meeting. If you plan to attend the annual meeting in person, please mark the designated box on the enclosed proxy card. If you are planning to attend the annual meeting and your shares are held in street name (by a broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the annual meeting so that we can verify your ownership of B. Riley Financial, Inc. stock. Please note, however, that if your shares are held in street name and you do not bring a legal proxy from the record owner, you will be able to attend the annual meeting, but you will not be able to vote at the annual meeting.

Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares you own, it is important that your shares be represented at the annual meeting. Accordingly, we urge you to promptly complete the enclosed proxy card and return it to the inspector of elections in the postage-prepaid envelope provided, or to promptly use the telephone or Internet voting system. If you do attend the annual meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

Bryant R. Riley
Chairman and Chief Executive Officer

B. RILEY FINANCIAL, INC.

21860 BURBANK BOULEVARD, SUITE 300 SOUTH

WOODLAND HILLS, CA

(818) 884-3737

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on August 13, 2015

To the Stockholders of B. Riley Financial, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of B. Riley Financial, Inc. (the “Company”) will be held on August 13, 2015, at 1:00 p.m. local time at the offices of the Company’s subsidiary, B. Riley & Co., LLC, located at 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025, for the following purposes:

1.	To elect three (3) directors to hold office for a one year term to expire at the Company’s 2016 Annual Meeting of the Stockholders or until their successors are elected and duly qualified.

2.	To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

3.	To amend and restate the Company’s Certificate of Incorporation, as amended, to (i) reduce the number of authorized shares of common stock of the Company from 135,000,000 to 40,000,000, (ii) reduce the number of authorized shares of preferred stock of the Company from 10,000,000 to 1,000,000 and (iii) provide for additional changes or modifications that are consistent with the foregoing.

4.	To approve the adoption of the B. Riley Financial, Inc. Management Bonus Plan.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

The Company’s Board of Directors has fixed the close of business on June 18, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. You must present your proxy or voter instruction card or meeting notice for admission.

By Order of the Board of Directors,

Bryant R. Riley
Chairman and Chief Executive Officer

Woodland Hills, California
June 29, 2015

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

B. RILEY FINANCIAL, INC.

21860 BURBANK BOULEVARD, SUITE 300 SOUTH

WOODLAND HILLS, CA

PROXY STATEMENT

For Annual Meeting of Stockholders to be held on August 13, 2015

General

The enclosed proxy is solicited on behalf of our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) of B. Riley Financial, Inc. to be held on August 13, 2015, at 1:00 p.m. local time or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the offices of B. Riley Financial, Inc.’s subsidiary, B. Riley & Co., LLC, located at 11100 Santa Monica Blvd., Suite 800, Los Angeles, CA 90025. We expect to mail this proxy statement to our stockholders on or about July 1, 2015.

All references to “us”, “we”, “our”, and “the Company” refer to B. Riley Financial, Inc. and its subsidiaries.

Solicitation of Proxies

The Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or if no designation is made, they will vote the proxies FOR the election of all of the director nominees and FOR proposals 2, 3 and 4. In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this Proxy Statement, the Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.

Shares Outstanding and Required Vote

Only holders of record of shares of our common stock at the close of business on the record date, June 18, 2015, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. At the close of business on June 18, 2015, the Company had 16,305,236 shares of common stock outstanding and entitled to vote held by 101 stockholders of record. Each holder of record of shares of our common stock on the record date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock entitled to vote are represented at the meeting, either in person or by proxy. All votes will be tabulated by the inspector of elections appointed for the meeting by the board of directors, who will tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker shares that are voted as to any matter at the meeting will be included in determining if a quorum is present or represented at the Annual Meeting. Any broker holding shares of record for you is not entitled to vote on certain matters unless the broker receives voting instructions from you. Uninstructed shares, or broker non-votes, result when shares are held by a broker who has not received instructions from its customer on such matters and the broker has so notified us on a proxy form in accordance with industry practice or has otherwise advised us that the broker lacks voting authority. The effects of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting are discussed under each item.

How to Vote

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you hold your shares of common stock in street name you will receive a notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

If you plan to attend the annual meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.

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Revocation of Proxies

You are a stockholder of record if at the close of business on the record date your shares were registered directly in your name with Continental Stock Transfer and Trust Company, our transfer agent. If you are a stockholder of record and give a proxy, you may revoke it at any time before its use, either:

(1)	by revoking it in person at the Annual Meeting;
(2)	by writing, delivered to our Corporate Secretary at 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, CA 91367 before the proxy is used; or
(3)	by a later dated proxy card delivered to us at the above noted address before the proxy is used.

Your presence at the meeting will not revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.

If you hold your shares through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker or other nominee as to how you may change your vote or obtain a legal proxy to vote your shares if you wish to cast your vote in person at the Annual Meeting.

Cost and Method of Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.

Stockholder List

A complete list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the meeting during ordinary business hours at our principal offices located at 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, CA 91367.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 13, 2015

Copies of this proxy statement and our 2014 Annual Report to stockholders are also available online at: http://www.viewproxy.com/brileyfin/2015/.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

We previously had a classified board of directors (the “Board”) whereby the directors were elected to serve for three-year terms that were staggered into three classes. At our 2014 annual meeting of stockholders, the stockholders of the Company approved an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”), which phases out such three-year, staggered terms and instead provides for the annual election of directors. The Charter Amendment became effective upon its filing with the Secretary of State of the State of Delaware on October 7, 2014.

Andrew Gumaer, Matthew J. Hart and Kenneth M. Young will serve as directors until the Annual Meeting, Bryant R. Riley will serve as a director until our annual meeting of stockholders to be held in 2016, and Hugh G. Hilton and Richard L. Todaro will serve as directors until our annual meeting of stockholders to be held in 2017, or until their respective successors are duly elected and qualified or their earlier death, resignation or removal.

Upon expiration of the term of any director, the successor to such director (or such director, if such director is reelected) will be elected for a one-year term at the annual meeting of stockholders in the year in which such term expires. Each director’s term is subject to the election and qualification of his successor, or his earlier death, resignation or removal.

As stated above, the terms of Andrew Gumaer, Matthew J. Hart and Kenneth M. Young will expire on the date of the upcoming Annual Meeting. The board of directors has nominated each such individual to be elected as a director at the Annual Meeting. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2016, or until their successors are duly elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the board of directors may designate.

There are no familial relationships between any of our directors or our executive officers and any other director or executive officer. No arrangement or understanding exists between any nominee and any other person or persons pursuant to whom any nominee was or is to be selected as a director or director nominee of the Company.

Information Regarding Directors

The following table provides the name, age and position(s) of each of our directors as of June 18, 2015:

Name	Age	Committees
Bryant R. Riley	48	None.
Andrew Gumaer	54	None.
Matthew J. Hart	63	Audit Committee*, Compensation Committee, Corporate Governance Committee*
Hugh G. Hilton	64	Audit Committee, Compensation Committee*, Corporate Governance Committee
Richard L. Todaro	43	Audit Committee
Kenneth M. Young	51	Compensation Committee

*	Chairman of the respective committee.

Our Nominees for Director

Andrew Gumaer has served as the Chief Executive Officer of Great American Group, LLC (“GAG, LLC”), a wholly owned subsidiary of the Company, since we acquired such entity in July 2009 and as a director of the Company since July 2009. Mr. Gumaer also served as our Chief Executive Officer from July 2009 until the initial closing of the acquisition of B. Riley & Co., LLC and certain related entities in June 2014 (the “BRC Acquisition”), and as our Chairman from March 2012 until June 2014. Prior to July 2009, Mr. Gumaer was a co-founder of GAG, LLC, had served as GAG, LLC’s Chief Executive Officer since May 2007 and previously served as GAG, LLC’s President from June 2006 to May 2007. Prior to assuming such role, Mr. Gumaer was the President of The Pride Capital Group, LLC, predecessor in interest to GAG, LLC, from 2002 to May 2006. Mr. Gumaer also served as the Senior Vice President of Garcel, Inc. from 1997 to 2002 and as a Senior Vice President with the investment banking firm Drexel Burnham Lambert prior to his service with Garcel, Inc. Mr. Gumaer’s in depth knowledge of our business and operations, his experience in the investment banking industry, and leadership as GAG, LLC’s Chief Executive Officer and/or President since 2006 positions him well to serve as a member of our Board.

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Matthew J. Hart has served as a director since July 2009. Mr. Hart was President and Chief Operating Officer of Hilton Hotels Corporation, referred to herein as Hilton, from May 2004 until the buyout of Hilton by a private equity firm in October 2007. Mr. Hart also served as Executive Vice President and Chief Financial Officer of Hilton from 1996 to 2004. Prior to joining Hilton in 1996, Mr. Hart was Senior Vice President and Treasurer of The Walt Disney Company and was Executive Vice President and Chief Financial Officer for Host Marriot Corp. Mr. Hart received his Bachelor of Arts in Economics and Sociology from Vanderbilt University in 1974 and earned a Master of Business Administration in Finance and Marketing from Columbia University in 1976. Mr. Hart currently serves on the board of directors of American Airlines, Air Lease Corporation and American Homes 4 Rent. Mr. Hart formerly served on the board of directors of Kilroy Realty Corp. from 1997 to 2007 and America West Holdings Corp. from 2005 to 2006. Mr. Hart’s extensive experience and expertise with public companies is well suited for his role as the designated financial expert and chairman of our Audit Committee. He also brings extensive experience serving on other public company boards which provide important resources in his service on our Board.

Kenneth M. Young has served as a director since May 2015. Mr. Young has served as the President and Chief Executive Officer of Lightbridge Communications Corporation (“LLC”) since August 2008. Mr. Young also served as President and Chief Operating Officer of LCC from May 2008 to August 2008, Senior Vice President, President of the Americas from June 2007 to May 2008, and Chief Marketing Officer from May 2006 to June 2007. Prior to joining LCC in 2006, Mr. Young served as Chief Operating Officer for Liberty Media’s Connectid mobile content subsidiary, as well as Senior Vice President and Chief Marketing Officer of Liberty Media’s TruePosition location based services organization. Before joining Liberty Media, Mr. Young spent over 16 years with the now combined AT&T Corporation and held senior management positions with Cingular Wireless, SBC Wireless and Southwestern Bell Telephone. Mr. Young holds a Master in Business Administration from the University of Southern Illinois and a Bachelor of Science in Computer Sciences from Graceland University. Mr. Young’s executive leadership experience provides an important resource to our Board.

Other Directors

Hugh G. Hilton has served as a director since July 2009. Mr. Hilton has served as the Chief Executive Officer of Alvarez & Marsal Capital Real Estate, LLC, which he co-founded in December 2008, the real estate and investment management arm of Alvarez & Marsal. From 2003 to December 2008, Mr. Hilton served as the founding Managing Director of Catalyst, LLC, a restructuring and turnaround firm.  Mr. Hilton has been involved in over 25 corporate restructuring and turnaround engagements, during which he provided financial advisory services and/or filled interim senior management roles, such as Chairman, Chief Executive Officer, President, and/or Chief Restructuring Officer at both public and private middle market companies.  Prior to 2003, Mr. Hilton served as a Managing Director of Alvarez & Marsal, President of HVK, Inc., President of First Interstate Bancorp’s real estate fund advisory arm, and Vice President of BankAmerica Investment Real Estate. Mr. Hilton holds a Bachelor of Business Administration and a Master of Business Administration from the University of Michigan as well as a Juris Doctor from the University of Colorado. Mr. Hilton is a member of the American Bankruptcy Institute. Mr. Hilton’s financial experience and expertise in the real estate and restructuring industries is particularly relevant to the Board as we expand our current service offerings. He provides the Board with important insight into corporate restructuring.

Bryant R. Riley has served as our Chief Executive Officer and Chairman since the initial closing of the BRC Acquisition and as a director since August 2009. Mr. Riley also serves as the Chairman and Chief Executive Officer of B. Riley & Co., LLC, and Chief Executive Officer of B. Riley Capital Management, LLC, wholly owned subsidiaries of the Company. Mr. Riley has served as Chairman and Chief Executive Officer of B. Riley & Co., LLC since founding the stock brokerage firm in 1997. He has served as Chief Executive Officer of B. Riley Capital Management, LLC since April 2015. He also previously served on the boards of Aldila, Inc. from 2003 to February 2010, Alliance Semiconductor Corp. from July 2005 to February 2012, Cadiz Inc. from April 2013 to June 2014, DDI Corp. from May 2007 to May of 2012, National Holdings Corporation from April 2012 to October 2012, Strasbaugh from July 2010 to August 2013, STR Holdings, Inc. from March 2014 to August 2014, and Trans World Entertainment Corp. from January 2009 to July 2012. He also served on the board of directors for several private companies. Mr. Riley received his B.S. in Finance from Lehigh University. Mr. Riley’s experience and expertise in the investment banking industry provides our Board with valuable insight into the capital markets. Mr. Riley’s extensive experience serving on other public company boards is an important resource for our Board.

Richard L. Todaro, CFA, has served as a director since July 2014. Mr. Todaro is President of Todaro Capital. Mr. Todaro previously spent 20 years at Kennedy Capital Management, managing the Small Cap Growth portfolio there for the past 10 years. He held several positions at Kennedy Capital Management, including Analyst, Assistant Director of Research, Assistant Portfolio Manager, Portfolio Manager, and Vice President and served as a member of its board of directors. Mr. Todaro spent three years as a board member of the University of Missouri – St. Louis Finance Department. He currently serves as an advisory board member for Gateway Greening. Mr. Todaro also served in the Air National Guard as a staff sergeant from 1991 to 1997. Mr. Todaro received a BSBA in Finance from the University of Missouri – St. Louis and a Master of Finance degree from Saint Louis University. Mr. Todaro has also passed the Uniform Investment Advisor Law examination. Mr. Todaro’s financial experience and expertise in the asset management industry provides our Board valuable insight into the capital markets industry.

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Vote Required and Board of Directors’ Recommendation

Each director is elected by a plurality of the votes cast with regard to the election of directors. The persons named in the enclosed proxy will vote the proxies they receive FOR the election of the nominees named above, unless a particular proxy card withholds authorization to do so, or provides contrary instructions. Because directors are elected by a plurality of the votes cast, abstentions and broker non-votes will not be counted in determining which nominees receive the largest number of votes cast. Each of the nominees has indicated that he is willing and able to serve as a director. If, before the Annual Meeting, any nominee becomes unable to serve, an event that is not anticipated by the Board, the proxies will be voted for the election of whomever the Board may designate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

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PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Our Board has selected Marcum LLP (“Marcum”) as our independent public accounting firm for the fiscal year ending December 31, 2015, and has further directed that management submit the selection of independent public accounting firm for ratification by our stockholders at our Annual Meeting. Marcum has audited our financial statements since the fiscal year ended December 31, 2006. Representatives of Marcum are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Marcum as our independent public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Board and our Audit Committee (“Audit Committee”) will reconsider whether or not to retain Marcum. Even if the selection is ratified, the Board and the Audit Committee may, in their discretion, direct the appointment of a different independent public accounting firm at any time during the year if they determine that such a change would be in our and our stockholders’ best interests.

Audit and All Other Fees

The following table sets forth the aggregate fees for services provided to us by Marcum for the fiscal years ended December 31, 2013 and 2014:

	Fiscal 2013	Fiscal 2014
Audit Fees (1)	$376,076	$354,844
Audit-Related Fees (2)	5,775	24,383
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$381,851	$379,227

(1)	Audit Fees consist of audit and various attest services performed by Marcum LLP and include the following: (1) fees for fiscal 2013 include (a) reviews of our financial statements for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013 and (b) the audit of our financial statements for the year ended December 31, 2013 and (2) fees for fiscal 2014 include (a) reviews of our financial statements for the quarterly periods ended March 31, 2014, June 30, 2014 and September 30, 2014 and (b) the audit of our financial statements for the year ended December 31, 2014.

(2)	Audit-Related Fees consists of fees for assurance and related services performed by Marcum LLP that related to the performance of the audit or review of the Company's financial statements other than audit fees.

Audit Committee Pre-Approval Policy

As a matter of policy, all audit and non-audit services provided by our independent registered public accounting firm are approved in advance by the Audit Committee, which considers whether the provision of non-audit services is compatible with maintaining such firm’s independence. All services provided by Marcum during fiscal years 2013 and 2014 were pre-approved by the Audit Committee. The Audit Committee has considered the role of Marcum in providing services to us for the fiscal year ended December 31, 2015, and has concluded that such services are compatible with their independence as our auditors.

Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of a majority of the votes cast on this proposal at a meeting at which a quorum is present. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes will not result from the vote on Proposal No. 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

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PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S

CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES

OF COMMON STOCK AND PREFERRED STOCK

The Board has unanimously approved, subject to stockholder approval, a proposal to amend and restate our Certificate of Incorporation to (i) reduce the number of authorized shares of common stock of the Company from 135,000,000 to 40,000,000, (ii) reduce the number of authorized shares of preferred stock of the Company from 10,000,000 to 1,000,000 and (iii) provide for additional changes or modifications that are consistent with the foregoing. Such amendment and restatement would also integrate all prior amendments of our Certificate of Incorporation (adjusting date references relating to such amendments as appropriate and removing references to the Company’s previously completed reverse stock split). No change will be made to the other provisions of our Certificate of Incorporation.

Current Structure

As of June 18, 2015, we had 135,000,000 authorized shares of common stock, of which 16,305,236 shares were issued and outstanding, and 10,000,000 authorized shares of preferred stock, of which no shares were issued and outstanding. Of the remaining 118,694,764 authorized shares of common stock, only 3,196,704 shares are either subject to outstanding awards or reserved for future issuance under our Amended and Restated 2009 Stock Incentive Plan and 333,333 shares are potentially issuable as contingent consideration in connection with our acquisition of MK Capital Advisors, LLC in February 2015, resulting in an aggregate of 115,164,727 shares of our authorized common stock remaining available for future issuance.

Purpose of the Amendment and Restatement

Our Board’s primary reason for approving the amendment and restatement of our Certificate of Incorporation to reduce our authorized capital stock is to reduce the amount of our annual franchise tax in the State of Delaware, while still maintaining a sufficient number of authorized shares to permit us to act promptly with respect to future financings, acquisitions, additional issuances, and for other corporate purposes. Each year, we are required to make franchise tax payments to the State of Delaware in an amount determined, in part, by the total number of shares of stock we are authorized to issue. Therefore, the amount of this tax will be decreased if we reduce the number of authorized shares of our common stock and our preferred stock (unless before and after such reduction, we are subject to the maximum tax amount). While the exact amount of such cost savings will depend on a number of factors, and could change year to year, we estimate the amount of tax savings to be approximately $125,000 per year based on the current Delaware law. Under Delaware law, however, if an amendment changing the number of shares of authorized stock becomes effective during the year, the amount of franchise tax for that year will be calculated on a prorated basis, based on the date of passage of that amendment. Accordingly, if such amendment and restatement is approved, we expect that the actual reduction in our Delaware state franchise tax payable with respect to fiscal year 2015 will be approximately $35,000.

Effects of the Amendment and Restatement

If the proposed amendment and restatement of our Certificate of Incorporation is approved, the number of authorized shares of common stock of the Company will be reduced from 135,000,000 to 40,000,000 and the number of authorized shares of preferred stock of the Company will be reduced from 10,000,000 to 1,000,000. The amendment and restatement will not change the par value of the shares of our common stock or preferred stock, affect the number of shares of our common stock that are outstanding, or affect the legal rights or privileges of holders of existing shares of common stock. The reduction will not have any effect on any outstanding equity incentive awards to purchase our common stock.

The proposed decrease in the number of authorized shares of common stock and preferred stock could have adverse effects on us. Our Board will have less flexibility to issue shares of common stock and preferred stock, including in connection with a potential merger or acquisition, stock dividend or follow on offering. In the event that our Board determines that it would be in our best interest to issue a number of shares of common stock or preferred stock in excess of the number of then authorized but unissued and unreserved shares, we would be required to seek the approval of our stockholders to increase the number of shares of authorized common stock or preferred stock, as applicable. If we are not able to obtain the approval of our stockholders for such an increase in a timely fashion, we may be unable to take advantage of opportunities that might otherwise be advantageous to us and our stockholders. However, our Board believes that these potential risks are outweighed by the anticipated benefits of reducing the Company’s Delaware franchise tax obligations.

This description of the effects of the proposed amendment and restatement to the Certificate of Incorporation is a summary and is qualified by the full text of the proposed Amended and Restated Certificate of Incorporation, which is attached to this Proxy Statement as Appendix A, with additions indicated by underlined text and deletions indicated by strikethrough text.

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Vote Required and Board of Directors’ Recommendation

Approval of this proposal requires the affirmative vote of at least a majority of the outstanding shares of our common stock. As a result, abstentions and broker non-votes will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT AND RESTATEMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK.

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PROPOSAL NO. 4

APPROVAL OF THE ADOPTION OF THE

B. RILEY FINANCIAL, INC. MANAGEMENT BONUS PLAN

The Company has adopted the B. Riley Financial, Inc. Management Bonus Plan (the “Bonus Plan”) effective as of June 16, 2015, subject to stockholder approval. At the Annual Meeting, the stockholders will be asked to approve the Bonus Plan. Stockholder approval of the adoption of the Bonus Plan is sought to permit the Company to use the Bonus Plan to achieve our goal of increasing stockholder value and to qualify the Bonus Plan under section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby allowing the Company to make awards intended to qualify for deduction under section 162(m). If stockholders do not approve the adoption of the Bonus Plan, it will not be adopted and we will not be able to pay awards under the Bonus Plan to individuals subject to section 162(m).  In that event, we will reserve the right to pay compensation under other arrangements, which may not be eligible for deductibility under section 162(m).

Summary of the Bonus Plan

The following paragraphs provide a summary of the principal features of the Bonus Plan and its operation. The summary is qualified in its entirety by reference to the full text of the Bonus Plan, a copy of which is attached hereto as Appendix B.  In addition, a copy of the Bonus Plan may be obtained upon written request to the Company.

General.  The purpose of the Bonus Plan is to increase stockholder value and the success of the Company by motivating key employees to perform to the best of their abilities and to achieve the Company’s objectives. The Bonus Plan’s goals are to be achieved by providing such employees with incentive awards only after the achievement of specified objective performance goals.

Administration.  The Bonus Plan will be administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”). The Compensation Committee may delegate specific administrative tasks to Company employees or others to assist with day-to-day administration of the Bonus Plan. To the extent such a delegation of authority has been made, the term “Compensation Committee” in this Proposal No. 4 should be read as “Compensation Committee or its delegate.” The Compensation Committee shall consist of two or more members of the Board who are not employees of the Company and who otherwise qualify as outside directors under Code section 162(m). Subject to the terms of the Bonus Plan, the Compensation Committee has sole discretion to:

•	select the employees who will be eligible to receive awards;
•	determine the target award for each participant;
•	establish a period of time or “performance period” during which performance will be measured;
•	set the performance goals that must be achieved during the performance period before any actual awards are paid;
•	establish a payout formula to provide for an actual award greater or less than a participant’s target award to reflect actual performance versus the predetermined performance goals; and
•	interpret the provisions of the Bonus Plan.

Participation and Eligibility.  The Compensation Committee selects the employees of the Company who will be eligible to receive awards under the Bonus Plan for each performance period.  The actual number of employees who will be eligible to receive an award during any particular performance period cannot be determined in advance because the Compensation Committee has discretion to select the participants.

Plan Operation.  The duration of each performance period will be determined by the Compensation Committee in its discretion.  The Compensation Committee currently expects that most performance periods under the Bonus Plan will last for one fiscal year but the Compensation Committee may establish shorter or longer performance periods in the future.  However, no performance period may last longer than three fiscal years.  Also, no participant may participate in more than three performance periods at any one time.

For each performance period, the Compensation Committee will designate the employees eligible to participate in that performance period and for each participant also will establish:

•	a target award, expressed as a percentage of the participant’s base salary or a specific dollar amount; and
•	the performance goal or goals that must be achieved before an award will be paid to the participant.

The performance goals will require the achievement of objectives for one or more of the following measures: (1) share price, (2) earnings per share, (3) total stockholder return, (4) revenue, (5) expenses, (6) gross margin, (7) profit margins, (8) operating margin, (9) operating income, (10) net operating income, (11) pre-tax profit, (12) net income, (13) earnings before interest, taxes and depreciation, (14) earnings before interest, taxes, depreciation and amortization, (15) earnings before interest, taxes, depreciation, amortization and share based compensation, (16) cash flow, operating cash flow, or cash flow or operating cash flow per share, (17) return on equity, (18) return on assets, (19) return on investment, (20) return on capital, (21) economic value added, (22) market share, (23) personal goals, (24) improvements in capital structure, (25) improvements in working capital, (26) improvement in or attainment of expense levels or working capital level, (27) budget comparisons, (28) expense management, (29) profitability of an identifiable business unit or product, (30) reduction in costs, (31) trading profits, and (32) Individual Objectives (as defined in the Bonus Plan). Performance goals may differ from participant to participant, performance period to performance period and from award to award.

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The performance criteria may be applicable to the Company or an affiliate as a whole or a segment or a division of the Company or an affiliate.  In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or non-recurring item, as determined by the Compensation Committee, occurring after the establishment of the performance goals for the performance period.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of the performance goals in order to prevent the dilution or enlargement of a participant’s rights with respect to an award.

After the performance period ends, the Compensation Committee will certify the extent to which the pre-established performance goals actually were achieved. The actual award that is payable to a participant will be determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Bonus Plan limits actual awards to a maximum of $6 million per person for any 12-month period within or constituting a performance period (even if the pre-established formula otherwise indicates a larger award), pro-rated for any performance period consisting of fewer than 12 months. Also, as indicated above, no participant may participate in more than three performance periods at any one time.

The Compensation Committee has discretion to reduce or eliminate the actual award to any participant. Also, unless determined otherwise by the Compensation Committee, a participant will forfeit the bonus if a participant terminates employment before the end of the performance period. However, the Compensation Committee has discretion to pay out part, or all, of the award.

Actual awards shall generally be paid in cash no later than two and one-half months after the performance period ends. However, the Compensation Committee has discretion to pay any such award in the form of restricted stock, restricted stock units, options and/or other stock awards under any of the Company’s stock plans. Any such equity awards may be subject to additional vesting conditions, including additional performance goals, as determined by the Compensation Committee.  The number of shares of restricted stock or restricted stock units granted may be increased or decreased if such new award is granted by the Compensation Committee subject to performance goals and otherwise meets the performance-based compensation requirements of section 162(m) of the Code.

Federal Income Tax Considerations

An actual award under the Bonus Plan generally will be compensation taxable as ordinary income (and subject to income tax withholding) when paid to the participant. The Company generally will be entitled to a corresponding deduction for federal income tax purposes, except as follows. Section 162(m) of the Code generally limits to $1 million the amount of compensation that may be deducted by the Company in any tax year with respect to the Company’s Chief Executive Officer and our three most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer. However, if the Company pays compensation that is “performance based” under section 162(m), the Company still may receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The Bonus Plan is designed, and is intended to be administered, to allow the Company to pay incentive compensation that is designed to be performance based and therefore fully tax deductible on the Company’s federal income tax return. Notwithstanding the foregoing, the rules and regulations promulgated under section 162(m) of the Code are complicated and subject to change from time to time, sometimes with retroactive effect. A number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Bonus Plan will be deductible under all circumstances. In addition, the Company may decide to grant awards or other compensation not intended to qualify as performance-based compensation.

Amendment and Termination of the Plan

The Board or the Compensation Committee may amend or terminate the plan at any time and for any reason. However, no amendment or termination may impair the rights of a participant under a target award previously granted to such participant.

Plan Benefits

Our executive officers are eligible to receive awards under the Bonus Plan and, accordingly, our executive officers have an interest in this proposal.  Non-employee directors are not eligible to receive awards under the Bonus Plan. Generally, awards granted under the Bonus Plan are at the discretion of the Compensation Committee. As such, it is not possible to determine the benefits or the amounts to be received under the Bonus Plan by the Company’s executive officers or other employees because the Bonus Plan does not provide for set benefits or amounts with respect to awards granted under the Bonus Plan, and we have not approved any awards that are conditioned on stockholder approval of this Proposal 4. Similarly, the benefits or amounts which would have been received by or allocated to the Company’s executive officers and our other employees for the last completed fiscal year if the Bonus Plan had been in effect cannot be determined.

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Vote Required and Board of Directors Recommendation

The affirmative vote of the holders of a majority of the shares of Company common stock present in person or represented by proxy and voting on the matter is required to approve the Bonus Plan. Abstentions will be counted as present for purposes of determining the presence of a quorum and will have the same effect as a vote against this proposal. Broker non-votes will not affect the outcome of the vote on this proposal. The Board of Directors believes that the Bonus Plan is in the best interests of the Company and its stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF

THE ADOPTION OF THE B. RILEY FINANCIAL, INC. MANAGEMENT BONUS PLAN.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The corporate governance guidelines are available for review on our website at http://ir.brileyfin.com/governance.cfm.

Director Independence

Our Board has unanimously determined that four (4) of our directors, Messrs. Hart, Hilton, Todaro and Young, a majority of the Board, are “independent” directors as that term is defined by Nasdaq Marketplace Rule 5605(a)(2). In addition, based upon such standards, the Board determined that Messrs. Riley and Gumaer are not “independent” because they are employees of the Company. Further, the Board determined that Mark D. Klein, who served as a director until August 2014, was an “independent” director as that term is defined by Nasdaq Marketplace Rule 5605(a)(2) and that Harvey M. Yellen, who served as a director until August 2014, was not independent because he was an employee of the Company at such time.

Nominations for Directors

Our Corporate Governance Committee evaluates and recommends to the Board of Directors director nominees for each election of directors. In fulfilling its responsibilities, the Corporate Governance Committee considers the following factors: (i) demonstrated personal integrity and moral character; (ii) willingness to apply sound and independent business judgment for the long-term interests of the stockholders; (iii) relevant business or professional experience, technical expertise or specialized skills; (iv) personality traits and background that appear to fit with those of the other directors to produce a collegial and cooperative Board responsive to the Company’s needs; and (v) ability to commit sufficient time to effectively carry out the substantial duties of a director. The Corporate Governance Committee and the Board will not consider as a director candidate anyone who is an officer, director or principal of an enterprise which is in substantial competition with the Company. Other than the foregoing factors, there are no stated minimum criteria for director nominees. However, the Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of the Board must, and believes that it is preferable that more than one member of the Board should, meet the criteria for an “audit committee financial expert” as defined by Securities and Exchange Commission (“SEC”) rules. Further, although the Company does not have a formal diversity policy, the Corporate Governance Committee seeks to nominate a board of directors that brings to the Company a variety of perspectives, skills, expertise, and sound business understanding and judgment, derived from business, professional, governmental, finance, community and industry experience.

The Corporate Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. If the Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, the committee may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.

The Corporate Governance Committee reviews all nominees, including those recommended by stockholders, for nomination by the Board in accordance with the above requirements and qualifications to determine whether they possess attributes the Corporate Governance Committee believes would be most beneficial to the Company. The Corporate Governance Committee will select qualified candidates and make its recommendations to the Board, which will formally decide whether to nominate the recommended candidates for election to the Board. Stockholders may recommend nominees for consideration by the Corporate Governance Committee by submitting the names and the following supporting information to the Company’s Secretary: Corporate Secretary, Stockholder Nominations, B. Riley Financial, Inc., 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367. The submissions should include a current resume of the candidate and statement describing the candidate’s qualifications and contact information for personal and professional references. The submission should also include the name and address of the stockholder who is submitting the nominee, the number of shares which are owned of record or beneficially by the submitting stockholder and a description of all arrangements or understandings between the submitting stockholder and the candidate.

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Our Bylaws provide that any stockholder who is entitled to vote at the annual meeting of our stockholders and who complies with the notice requirements described below may nominate persons for election to the Board of Directors. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days or more than 90 days prior to the first anniversary of the date on which we first mailed our proxy materials (or, in the absence of proxy materials, our notice of meeting) for the previous year’s annual meeting of stockholders. However, if our annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder to be timely must be delivered to our corporate secretary at our principal executive offices not earlier than the close of business the 90th day prior to such annual meeting and not later than the later of (1) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

The stockholder’s notice relating to director nomination(s) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of our capital stock which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, (ii) the class and number of shares of our capital stock which are beneficially owned by the stockholder, (iii) a representation that the stockholder is a holders of record of our capital stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such nomination. These notice requirements are deemed satisfied if the stockholder notifies us that he or she intends to present a nomination at the annual meeting in compliance with SEC rules and such stockholder’s nomination has been included in a proxy statement that has been prepared by us.

Stockholder Communications with Directors

Stockholders may communicate with the Board of Directors by sending a letter to the Corporate Secretary, Stockholder Communications of B. Riley Financial, Inc., 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367. Each communication must set forth the name and address of the stockholder on whose behalf the communication is sent and should indicate in the address whether the communication is intended for the entire Board, the non-management directors as a group or an individual director. Each communication will be screened by the Secretary or his designee to determine whether it is appropriate for presentation to the Board or such director(s). Examples of inappropriate communications include junk mail, spam, mass mailings, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. Communications determined to be appropriate for presentation to the Board or the director(s) to whom it is addressed will be submitted to the Board or such director on a periodic basis. Any communications that concern complaints regarding accounting, internal controls or auditing matters will be handled in accordance with procedures adopted by the Audit Committee.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available for review on our website at http://ir.brileyfin.com/governance.cfm, and is also available in print, without charge, to any stockholder who requests a copy by writing to us at B. Riley Financial, Inc., 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, California, 91367, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, and all of our other principal executive officers, are required to comply with the Code of Business Conduct and Ethics. There have not been any waivers of the Code of Business Conduct and Ethics relating to any of our executive officers or directors in the past year.

Meetings and Committees of the Board

Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the committees of the Board. Regular communications between our directors and management also occur apart from meetings of the Board and committees of the Board.

Meeting Attendance

Our Board normally meets quarterly, but may hold additional meetings as required. During fiscal year 2014, the Board held four regularly scheduled meetings and four special meetings. Each of our directors attended at least 75% of the Board meetings he was eligible to attend and each director attended at least 75% of the aggregate of the total number of Board meetings he was eligible to attend and meetings of each committee of the Board on which he was serving. We do not have a policy requiring that directors attend our annual meeting of stockholders. All of our directors attended our 2014 annual meeting of stockholders.

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Committees of the Board of Directors

Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Corporate Governance Committee.

Audit Committee

Our Audit Committee is composed of Messrs. Matthew J. Hart (Chairperson), Richard L. Todaro and Hugh G. Hilton. Our Board has affirmatively determined that each member of the Audit Committee is independent under Nasdaq Marketplace Rule 5605(a)(2), and meets all other qualifications under Nasdaq Marketplace Rule 5605(c) and the applicable rules of the SEC. Our Board has also affirmatively determined that Matthew J. Hart qualifies as an “audit committee financial expert” as such term is defined in Regulation S-K under the Securities Act of 1933. During 2014, the Audit Committee held four meetings. The Audit Committee acts pursuant to a written charter, which is available for review on our website at http://ir.brileyfin.com/governance.cfm. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent auditors.

Compensation Committee

Our Compensation Committee is composed of Messrs. Hugh G. Hilton (Chairperson), Matthew J. Hart and Kenneth M. Young. Former director Mark D. Klein served on our Compensation Committee in 2014 until his resignation from the Board in August 2014. Our Board has affirmatively determined that each member of the Compensation Committee during 2014 was independent as such term is defined under Nasdaq Marketplace Rule 5605(a)(2) and the applicable rules of the SEC, and that each current member is independent as such term is defined under Nasdaq Marketplace Rule 5605(a)(2) and the applicable rules of the SEC. During 2014, the Compensation Committee met three times. Our Board has adopted a charter for the Compensation Committee which is available for review on our website at http://ir.brileyfin.com/governance.cfm. The Compensation Committee reviews and makes recommendations to our Board concerning the compensation and benefits of our executive officers, including the Chief Executive Officer, and directors, oversees the administration of our stock incentive and employee benefits plans, and reviews general policy relating to compensation and benefits.

Corporate Governance Committee

Our Corporate Governance Committee is composed of Messrs. Matthew J. Hart (Chairperson) and Hugh G. Hilton. Former director Mark D. Klein served on our Corporate Governance Committee in 2014 until his resignation from the Board in August 2014. Our Board has affirmatively determined that each member of the Corporate Governance Committee during 2014 was independent as such term is defined under Nasdaq Marketplace Rule 5605(a)(2), and that each current member is independent as such term is defined under Nasdaq Marketplace Rule 5605(a)(2). The Corporate Governance Committee evaluates and recommends to the Board nominees for each election of directors. The Corporate Governance Committee met one time in 2014. Our Board has adopted a charter for the Corporate Governance Committee and a copy of that charter is available for review on our website at http://ir.brileyfin.com/governance.cfm. The responsibilities of the Corporate Governance Committee include making recommendations to the Board with respect to the nominations or elections of directors and providing oversight of our corporate governance policies and practices.

Board Leadership Structure

Pursuant to our Corporate Governance Guidelines and Bylaws, the Board may, but is not required to, select a Chairman of the Board on an annual basis. In addition, the positions of Chairman of the Board and Chief Executive Officer may be filled by one individual or two different individuals. Mr. Riley, our Chief Executive Officer, currently serves as Chairman of our Board.

The Board has determined that its current structure, with a combined Chairman and Chief Executive Officer and independent directors as members of each Board committee, is in the best interests of our company and our stockholders. The Board believes that combining the Chairman and Chief Executive Officer positions is currently the most effective leadership structure for our company given Mr. Riley’s in-depth knowledge of many of the businesses and industries in which we operate, his ability to formulate and implement strategic initiatives, and his extensive contact with and knowledge of certain of our customers. In addition, as a member of our Board of Director’s since 2009 and Chairman and Chief Executive Officer of B. Riley & Co., LLC since founding the stock brokerage firm in 1997, Mr. Riley provides important continuity in the operation of our business and its oversight by our Board. His knowledge and experience, as well as his role as our Chief Executive Officer, provide that he is in a position to elevate the most critical business issues for consideration by our independent directors.

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We believe that the independent nature of the Board committees, as well as the practice of our independent directors regularly meeting in executive session without Mr. Riley, Mr. Gumaer or other members of our management present, ensures that our Board maintains a level of independent oversight of management that we believe is appropriate for our company. We do not have a lead independent director; however, pursuant to our Corporate Governance Guidelines, the Board may at any time decide to appoint a Presiding Director to provide leadership of executive sessions of the Board and consult with the Chairman with respect to matters to be brought before the Board, should it believe that such an appointment would be beneficial to the company and its stockholders.

Board Role in Risk Management

The Board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. These committees then provide reports to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include strategic, operational, financial and reporting, succession and compensation, and other risks. The Board and its committees oversee risks associated with their respective areas of responsibility, as summarized below. Each committee meets in executive session with key management personnel and representatives of outside advisors as required.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Risks and exposures associated with our business strategy and other current matters that may present material risk to our financial performance, operations, prospects or reputation.
Audit Committee	Overall risk management profile and policies with respect to risk assessment and risk management, material pending legal proceedings involving the Company, other contingent liabilities, as well as other risks and exposures that may have a material impact on our financial statements.
Compensation Committee	Risks and exposures associated with management succession planning and executive compensation programs and arrangements, including incentive plans.
Corporate Governance Committee	Risks and exposures associated with director succession planning, corporate governance, and overall board effectiveness.

Certain Relationships and Related Party Transactions

Other than as described below, since the beginning of fiscal year 2013, there were no transactions to which the Company was or is a party or currently proposed transactions which the Company is to be a party in which the amount involved exceeds $120,000 and in which any director, officer or beneficial holder of more than 5% of any class of our voting securities or member of such person’s immediate family had or will have a direct or indirect material interest.

Mark Weitz, our former President, Wholesale and Industrial Services, is the brother-in-law of Andrew Gumaer, a director of the Company and Chief Executive Officer of GAG, LLC. Mr. Weitz participated in various employee benefit programs of the Company, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under the plans generally available to all other salaried employees. Mr. Weitz was also a phantom equityholder in GAG, LLC and received additional consideration as more fully described below. Mr. Weitz’s received total compensation, consisting of base salary, bonus, auto allowance, company paid medical, dental and life and disability insurance, severance and above market interest on nonqualified deferred compensation, of $244,261 in 2013, including $158,654 in severance payments pursuant to a severance agreement and general release between Mr. Weitz and the Company entered into in February 2013 in connection with the cessation of his employment with the Company on February 4, 2013. In addition to the foregoing, the Company paid 100% of the COBRA continuation premium for Mr. Weitz for a period of eleven months ending on January 31, 2014.

Brian Yellen, our former Executive Vice President, is the son of Harvey M. Yellen, a former director and executive officer. Mr. B. Yellen participated in various employee benefit programs of the Company, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under the plans generally available to all other salaried employees. Mr. B. Yellen also was also a phantom equityholder in GAG, LLC and received additional consideration as more fully described below. Mr. B. Yellen’s received total compensation, consisting of base salary, bonus, auto allowance, company paid medical, dental and life and disability insurance, severance and above market interest on nonqualified deferred compensation, of $448,039 in 2014, including $241,492 in severance payments pursuant to a severance agreement and general release between Mr. B. Yellen and the Company in connection with the cessation of his employment with the Company on September 30, 2014. Mr. B. Yellen received total compensation, consisting of base salary, bonus, commissions, auto allowance, company paid medical, dental and life and disability insurance, and above market interest on nonqualified deferred compensation, of $649,476 in 2013. In addition to the foregoing, the Company paid 100% of the COBRA continuation premium for Mr. B. Yellen for a period of three months ending on December 31, 2014.

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Sandy Feldman, our former Senior Vice President, is the son-in-law of Harvey M. Yellen, a former director and executive officer. Mr. Feldman participated in various employee benefit programs of the Company, including health insurance benefits, life insurance benefits, and group life and long-term disability coverage, under the plans generally available to all other salaried employees. Mr. Feldman received total compensation, consisting of base salary, bonus, auto allowance, company paid medical, dental and life and disability insurance, and severance of $302,801 in 2014, including $95,000 in severance payments pursuant to a severance agreement and general release between Mr. Feldman and the Company in connection with the cessation of his employment with the Company on September 30, 2014. Mr. Feldman received total compensation, consisting of base salary, bonus, commissions, auto allowance, company paid medical, dental and life and disability insurance, of $222,793 in 2013. In addition to the foregoing, the Company paid 100% of the COBRA continuation premium for Mr. Feldman for a period of three months ending on December 31, 2014.

Employment Agreement with Alan N. Forman

In April 2015, we entered into an employment agreement with Alan N. Forman, an executive officer of the Company, in connection with the commencement of his employment with the Company on May 12, 2015. The employment agreement with Mr. Forman is for a term of two years from May 12, 2015, which term shall be automatically extended for one year terms, unless either party gives the other party not less than 90 days’ prior written notice of the intention to not extend such employment agreement automatically. Either party may terminate the employment relationship at any time, subject to possible acceleration of vesting as set forth below. Pursuant to the employment agreement, Mr. Forman is entitled to receive (i) an annual base salary of $300,000 per year, (ii) an annual discretionary bonus with a target equal to 100% of his annual base salary, based on the achievement of annual target performance goals established by the Compensation Committee (provided that Mr. Forman may be eligible for a bonus that is (A) less than such target if the Company or Mr. Forman do not achieve annual targets but achieve certain threshold performance goals set by the Committee or (B) greater than such target if the Company or Mr. Forman achieve superior performance to the goals established), (iii) a grant of restricted common stock (or restricted stock units) with a fair market value equal to $150,000, (iv) reimbursement for certain business expenses, and (v) an indemnification provision wherein the Company promises to defend, indemnify, and hold Mr. Forman harmless to the fullest extent permitted by law against any and all liabilities incurred by Mr. Forman in connection with employment by the Company. Pursuant to the employment agreement, the vesting for the restricted stock units referenced above accelerates in full upon a Change in Control (as defined in our Amended and Restated Stock Incentive Plan). Further, the vesting for such restricted stock units and any other unvested restricted shares, restricted stock units or other equity securities held by Mr. Forman accelerates in full in the event Mr. Forman’s employment relationship is terminated by us without “Cause” (as defined in our Amended and Restated 2009 Stock Incentive Plan) or by Mr. Forman with “Good Reason”. For purposes of such provision, “Good Reason” is defined as the occurrence of any of the following without Mr. Forman’s consent (a) a material diminution in the nature or scope of Mr. Forman’s responsibilities, duties or authority in his capacity as Executive Vice President, General Counsel and Secretary of the Company, without regard to any other responsibilities, duties or authority Mr. Forman may have had or performed for the Company at any time; (b) the Company’s material breach of Mr. Forman’s employment agreement; (c) any change in the Mr. Forman’s reporting relationship so that he no longer reports to Bryant R. Riley, our Chief Executive Officer; (d) a relocation of Mr. Forman’s place of employment to a location more than fifty miles by road from New York, NY; or (e) any decrease in Mr. Forman’s base salary, target bonus percentage, or benefit plans, programs and arrangements as in effect from time to time (other than a general reduction in base salary, target bonus percentages or benefit plans, programs and arrangements that affects all members of senior management equally); provided, however, that Mr. Forman may not resign his employment for Good Reason unless: (1) Mr. Forman provided the Company with at least 30 days prior written notice of his intent to resign for Good Reason (which notice must be provided within 45 days following (x) the occurrence of the event(s) purported to constitute Good Reason, or (y) if Mr. Forman could not reasonably have known of the occurrence of any of such events, the date on which Mr. Forman had actual knowledge of the occurrence of any of such events); and (2) the Company has not remedied the alleged occurrence(s) within the 30-day period following its receipt of such notice from Mr. Forman.

Private Placement

On June 5, 2014, we completed a private placement of 10,289,300 shares of our common stock at a purchase price of $5.00 per share (the “Private Placement”). Fifty-three accredited investors (the “Investors”) participated in the Private Placement pursuant to the terms and provisions of a securities purchase agreement entered into among us and the Investors on May 19, 2014. At the closing of the Private Placement on June 5, 2014, we received net proceeds of approximately $51.2 million. Effective as of the closing, the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”) which obligated the Company, subject to certain conditions, to file with the SEC one or more registration statements to register the Private Placement Shares and certain shares of common stock issued in connection with the BRC Acquisition (the “Acquisition Shares”) for resale under the Securities Act of 1933, as amended (the “Securities Act”), and to maintain the effectiveness of all such registration statements until the earlier of June 18, 2019 or such time as the Private Placement Shares and Acquisition Shares registered thereunder have been sold or become eligible for sale without restriction under Rule 144 promulgated under the Securities Act. After considering the terms of the Private Placement and the interests of certain related parties with respect thereto, the Private Placement and related transactions were unanimously approved by the Board, including all of the members of the Audit Committee. Certain related parties at the time of the Private Placement participated in the Private Placement as Investors as set forth below:

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Name of Purchaser	Relationship to the Company at time of Private Placement	No. of Shares Purchased	Aggregate Purchase Price
Elliott International, L.P. (1)	Greater than 5% Stockholder*	1,315,400	$6,577,000
Elliott Associates, L.P. (2)	Greater than 5% Stockholder*	684,600	$3,423,000
Lloyd I. Miller III	Greater than 5% Stockholder*	600,000	$3,000,000
Lloyd I. Miller Trust A-4	Greater than 5% Stockholder*	500,000	$2,500,000
MILFAM II L.P.	Greater than 5% Stockholder*	600,000	$3,000,000
Susan F. Miller	Greater than 5% Stockholder*	200,000	$1,000,000
Marli B. Miller Managed Custody	Greater than 5% Stockholder*	100,000	$500,000
DJ Fund Investments LLC: Series E	Greater than 5% Stockholder*	2,000,000	$10,000,000
Nokomis Capital Master Fund, L.P. (3)	Greater than 5% Stockholder*	1,200,000	$6,000,000
Dialectic Antithesis Partners, LP	Greater than 5% Stockholder*	325,149	$1,625,747
Dialectic Capital Partners, LP	Greater than 5% Stockholder*	133,890	$669,448
Dialectic Offshore, Ltd.	Greater than 5% Stockholder*	340,961	$1,704,805
Robert Antin Children Irrevocable Trust	(4)	200,000	$1,000,000
Riley Family Trust dtd 6/20/89 modified 4/29/94, 8/31/2000 and 1/25/07	(5)	200,000	$1,000,000
Andrew Gumaer	Executive Officer and Director	336,000	$1,680,000
Scott Keith Carpenter	Executive Officer	42,800	$214,000
Phillip J. Ahn	Executive Officer	15,000	$75,000
Hugh Hilton	Director	10,000	$50,000
Matthew J. Hart	Director	10,000	$50,000
John Ahn	Brother of Executive Officer (Phillip J. Ahn)	68,800	$344,000

*	Each such Investor was individually, or when such Investor’s shares were aggregated with all other members of an associated “group” (as that term is used in Section 13(d)(3) of the Exchange Act), the beneficial owner of more than five percent of the Company’s common stock.
(1)	All 1,315,400 of such shares were transferred from Elliott International, L.P. to Middleton International Limited pursuant to a Stock Transfer Agreement, dated as of June 30, 2014.
(2)	All 684,600 of such shares were transferred from Elliott Associates, L.P. to The Liverpool Limited Partnership pursuant to a Stock Transfer Agreement, dated as of June 30, 2014.
(3)	70,276 of such shares were transferred from Nokomis Capital Master Fund, L.P. to Moussescapade, L.P. pursuant to a Stock Transfer Agreement, dated as of July 30, 2014. All such shares were transferred back to Nokomis Capital Master Fund, L.P. from Moussescapade, L.P. pursuant to a Stock Transfer Agreement, dated as of February 1, 2015.
(4)	Bryant R. Riley, the trustee of the Investor, currently serves as and has served since June 18, 2014 as, the Chief Executive Officer and Chairman of the Company. Mr. Riley has also served as a member of the Board since 2009. Mr. Riley has the power to vote or dispose of the securities held of record by such Investor and may be deemed to beneficially own those securities.
(5)	Richard Riley, the trustee of the Investor, is the father of Bryant R. Riley (the Company’s Chief Executive Officer and Chairman), and has the power to vote or dispose of the securities held of record by such Investor and may be deemed to beneficially own those securities

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BRC Acquisition

On June 18, 2014, we completed the initial closing of the BRC Acquisition pursuant to the terms of the Acquisition Agreement (the “Acquisition Agreement”), dated as of May 19, 2014, by and among the Company, Darwin Merger Sub I, Inc., a wholly owned subsidiary of the Company, B. Riley Capital Markets, LLC, a wholly owned subsidiary of the Company (“BCM”), B. Riley and Co. Inc. (“BRC”), B. Riley & Co. Holdings, LLC (“BRH”), Riley Investment Management LLC (“RIM,” and collectively with BRC and BRH, the “B. Riley Entities”) and Bryant R. Riley (the principal owner of each of the B. Riley Entities). In connection with the BRC Acquisition, Darwin Merger Sub I, Inc. merged with and into BRC, and BRC subsequently merged with and into BCM, with BCM surviving as a wholly owned subsidiary of the Company. We completed the acquisitions of BRH, whose operations include asset management and financial advisory services, and RIM, which provides services to certain pooled investment vehicles, on August 1, 2014. The total preliminary purchase price for the B. Riley Entities was $26.4 million, which was paid at closing on June 18, 2014, in the form of 4,191,512 newly issued shares of our common stock. The fair value of the newly issued shares of the Company’s common stock for accounting purposes was determined based on the closing market price of the Company’s shares of common stock on the acquisition date, less a 25% discount for lack of marketability as the shares issued were subject to certain restrictions that limited their trade or transfer in the open market. Prior to the BRC Acquisition, Bryant R. Riley was a director and officer of, and the primary equity holder in, BRC and Thomas J. Kelleher was a director and officer of, and an equity owner in, BRC. In connection with the BRC Acquisition, on June 18, 2014 the Company issued (i) Mr. Kelleher 440,248 shares of the Company’s common stock in exchange for his ownership interests in BRC and (ii) Mr. Riley 3,751,264 shares of the Company’s common stock in exchange for his ownership interests in BRC. 628,727 of such shares issued to Mr. Riley were placed into an escrow account governed by the terms and conditions of an escrow agreement, dated as of June 18, 2014 by and among the Company, Mr. Riley and Continental Stock Transfer & Trust Company, Inc., as escrow agent (the “Escrow Agreement”). Such escrowed shares served as security for the indemnification obligations of Mr. Riley and the B. Riley Entities pursuant to the Acquisition Agreement and also served as security for any downward adjustment to the merger consideration as a result of the final working capital adjustment provided for in the Acquisition Agreement. As a result of such final working capital adjustment, 8,875 of such escrowed shares were forfeited to the Company by Mr. Riley and cancelled in accordance with the terms of the Acquisition Agreement and Escrow Agreement on December 29, 2014. The remaining 619,852 of such escrowed shares were released to Mr. Riley. After considering the terms of the BRC Acquisition and the interests of Mr. Riley with respect thereto, the BRC Acquisition and related transactions were unanimously approved by a special committee of disinterested directors and the Board, including all of the members of the Audit Committee.

Effective upon the closing of the BRC Acquisition on June 18, 2014, (i) Bryant R. Riley was appointed as our Chief Executive Officer and Chairman, (ii) Andrew Gumaer continued to serve as the Chief Executive Officer of GAG, LLC and no longer serves as the Company’s Chief Executive Officer and Chairman and (iii) Harvey M. Yellen continued to serve as the President of GAG, LLC and no longer served as the Company’s President and Vice-Chairman. Mr. Yellen’s employment with the Company ceased on February 17, 2015. As a result of the BRC Acquisition, Bryant R. Riley beneficially owns approximately 24.2% of our outstanding common stock. In addition, new employment agreements became effective upon the closing of the BRC Acquisition for Messrs. Gumaer, Yellen and Riley as further described above.

Promissory Notes

As of December 31, 2013, there was $48.8 million in aggregate principal amount outstanding owed to Andrew Gumaer, a director and an executive officer, and Harvey Yellen, a former director and executive officer, all of which accrued interest at 3.75%. In addition, there was $1.7 million in aggregate principal amount outstanding payable to other related parties, $1.0 million of which accrued interest at 3.75% and $0.7 million of which accrue interest at 12.0%. On January 31, 2014, the Company paid in full the $0.7 million of principal balance for the notes that had the 12.0% interest rate. The remaining $1.0 million principal amount payable had a maturity date of July 31, 2014. The $48.8 million principal amount payable to Messrs. Gumaer and Yellen had a maturity date of July 31, 2018.

On June 5, 2014, we used $30.2 million of the net proceeds from the Private Placement to repay the principal amount and accrued interest owing to Messrs. Gumaer and Yellen. The $30.0 million principal payment and then outstanding accrued interest of $0.2 million retired the entire $48.8 million face amount of such outstanding notes. The discount of $18.8 million for the repayment of the notes payable was recorded as a capital contribution to additional paid in capital in our consolidated financial statements. After considering the terms of such repayment and the interests of Messrs. Gumaer and Yellen with respect thereto, such repayment was unanimously approved by the Board, including all of the members of the Audit Committee. On July 31, 2014, the remaining outstanding principal amount of $1.0 million was paid in full to the other related parties. As of August 1, 2014, there is no remaining outstanding principal or interest payable on the notes payable to related parties.

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The consideration received by each of the holders of the foregoing promissory notes who were executive officers, directors or immediate family members of the foregoing since the beginning of fiscal year 2013 in connection with such promissory notes is as follows:

Phantom Equityholder	Year	Consideration (in the form of Interest Earned on the Promissory Notes)(5)	Consideration (in the form of Principal Payments Paid on the Promissory Notes)(6)	Total Consideration on the Promissory Notes(7)	Principal Balance outstanding on the Promissory Notes at December 31 (8)
Former Great American Members
Andrew Gumaer	2014	$543,525	$15,656,037	$16,199,562	$—
	2013	$914,224	$—	$914,224	$24,379,316

Harvey M. Yellen (1)	2014	$543,525	$14,343,963	$14,397,488	$—
	2013	$914,224	$—	$914,224	$24,379,316

Phantom Equityholders

Scott Carpenter	2014	$10,093	$333,701	$343,794	$—
	2013	$63,303	$333,701	$397,004	$333,702

Paul Erickson (2)	2014	$8,840	$315,162	$324,002	$—
	2013	$18,683	$315,162	$333,845	$315,163

Lester Friedman	2014	$8,320	$296,623	$304,943	$—
	2013	$17,584	$296,623	$314,207	$296,624

Mark Weitz (3)	2014	$8,320	$296,623	$304,943	$—
	2013	$17,584	$296,623	$314,207	$296,624

Brian Yellen (4)	2014	$4,940	$176,120	$181,060	$—
	2013	$10,441	$176,120	$186,561	$176,140

(1)	Mr. Yellen’s employment with the Company ceased on February 17, 2015 and Mr. Yellen ceased to serve as a director on August 25, 2014.
(2)	Mr. Erickson’s employment with the Company ceased on April 12, 2013.
(3)	Mr. Weitz is the brother-in-law of Andrew Gumaer, a director and the Chief Executive Officer of GAG, LLC. Mr. Weitz’s employment with the Company ceased on February 4, 2013.
(4)	Mr. Yellen is the son of Harvey M. Yellen, a former director and executive officer of the Company.
(5)	Consideration represents interest earned on the promissory notes for the fiscal years ended December 31, 2014 and 2013.
(6)	Consideration represents principal payments on the promissory notes for the fiscal years ended December 31, 2014 and 2013.
(7)	Total consideration represents the sum of interest earned on the promissory notes and principal payments on the promissory notes for the fiscal years ended December 31, 2014 and 2013.
(8)	The principal balance outstanding for Mr. Carpenter was paid in full on January 31, 2014. The principal balance for Messrs. Gumaer and. H. Yellen was paid in full on June 5, 2014 in the amount of $15,656,037 and $14,343,963, respectively, at a discount to the face amount payable. The principal balance for Messrs. Erickson, Friedman, Weitz and B. Yellen was paid in full on July 31, 2014.

Escrow Agreement

On July 31, 2009, Andrew Gumaer and Harvey Yellen, the then members of GAG, LLC, contributed all of their membership interests of GAG, LLC to the Company (the “Contribution”) in exchange for shares of common stock of the Company and subordinated unsecured promissory notes issued in favor of the Messrs. Gumaer and Yellen and the phantom equityholders of GAG, LLC. Concurrently with the Contribution, Alternative Asset Management Acquisition Corp. (“AAMAC”) merged with and into AAMAC Merger Sub, Inc., a subsidiary of the Company (together with the Contribution, the “Acquisition”).

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In connection with the consummation of the Acquisition, B. Riley Financial, Inc. entered into that certain Escrow Agreement, dated as of July 31, 2009 (the “Acquisition Escrow Agreement”), with AAMAC, GAG, LLC, Andrew Gumaer, as representative of the members and phantom equityholders of GAG, LLC, and Continental Stock Transfer & Trust Company, as escrow agent, to provide a fund (a) to secure the indemnification obligations of GAG, LLC to AAMAC against losses that the Company, as the surviving entity of the Acquisition, may sustain as a result of (i) the inaccuracy or breach of any representation or warranty made by GAG, LLC in the acquisition agreement relating to the Acquisition or any schedule or certificate delivered by GAG, LLC in connection with such agreement and (ii) the non-fulfillment or breach of any covenant or agreement made by GAG, LLC in the such agreement, (b) to offset against any working capital shortfall pursuant to the acquisition agreement relating to the Acquisition or (c) to offset against any inventory amount shortfall. Pursuant to the Acquisition Escrow Agreement, the members and phantom equityholders of GAG, LLC placed in escrow an aggregate of 75,000 shares of the Company’s common stock (the “Escrowed Indemnification Stock”).

On April 30, 2010 and 2011, 3,600 and 5,400 shares of the Escrowed Indemnification Stock, respectively, were released from escrow to the phantom equityholders of GAG, LLC. The remaining 66,000 shares that are currently held in escrow are reserved to offset against any inventory amount shortfall pursuant to the Acquisition Escrow Agreement until the date that all of the specified inventory assets of GAG, LLC are sold. These shares will remain in escrow until such claims are resolved, at which time the remaining Escrowed Indemnification Stock shall be promptly returned to the Messrs. Gumaer and Yellen.

Riley Investment Partners, L.P. Promissory Note

In March 2015, the Company had capital deployed for three retail liquidation engagements. On March 10, 2015, we borrowed $4.5 million from Riley Investment Partners, L.P. (“Payee”) in accordance with the subordinated unsecured promissory note (the “RIP Note”). The borrowings are for short-term working capital needs and capital for other retail liquidation engagements. The principal amount of $4.5 million for the RIP Note accrues interest at the rate of 10% per annum (or 15% in the event of a default under the RIP Note). The Payee is also is entitled to a success fee (the “Success Fee”) of 20% of the net profit, if any, earned by the Company in connection with a designated liquidation transaction. Pursuant to the terms of the RIP Note, under no circumstances shall the Company be obligated to pay to Payee any portion of the combined amount of interest and the Success Fee which exceeds twelve percent (12%) of the $4.5 million principal amount of the RIP Note. The outstanding principal amount, together with the accrued and unpaid interest and the Success Fee, are due and payable by the Company on March 9, 2016. The RIP Note is subordinated in certain respects to our guaranty relating to our existing credit facility with Wells Fargo Bank, National Association and, in the event of certain insolvency proceedings, with respect to such credit facility itself, as well as to any other indebtedness of ours to the extent required by the documents governing the repayment thereof. RIM, a wholly owned subsidiary of the Company, is the general partner of Payee. Bryant Riley, the Chief Executive Officer and Chairman of the Board of the Company, owns or controls approximately 45% of the equity interests of the Payee. In addition, Thomas J. Kelleher, the President of the Company, and one other employee of the Company, own or control de minimis amounts of the equity interests of the Payee. After considering the economic interests of Mr. Riley and Mr. Kelleher in the RIP Note and comparing the terms of the RIP Note to terms that may have been available from unaffiliated third parties, the disinterested members of our Board, including all of the members of the Audit Committee, unanimously approved the issuance of the RIP Note.

Procedures for Approval of Related Party Transactions

Under its charter, the Audit Committee is charged with reviewing all potential related party transactions. Our policy has been that the Audit Committee, which is comprised solely of independent, disinterested directors, reviews and then recommends such related party transactions to the entire Board for further review and approval. All such related party transactions are then required to be reported under applicable SEC rules. Aside from this policy, we have not adopted additional procedures for review of, or standards for approval of, related party transactions, but instead review such transactions on a case-by-case basis.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us and written representations from such reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were met in a timely manner except with respect to a late Form 4 filing by Thomas J. Kelleher, an executive officer of the Company.

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EXECUTIVE COMPENSATION

Executive officers are elected by our Board and serve at its discretion. There are no family relationships between any director or executive officer and any other directors or executive officers. Set forth below is information regarding our executive officers as of June 18, 2015.

Name	Position	Age
Bryant R. Riley	Chairman and Chief Executive Officer	48
Thomas J. Kelleher	President	47
Phillip J. Ahn	Chief Financial Officer and Chief Operating Officer	45
Andrew Gumaer	Chief Executive Officer of GAG, LLC	54
Alan N. Forman	Executive Vice President, General Counsel and Secretary	54

Messrs. Riley and Gumaer’s biographical information is included with those of the other members of our Board.

Thomas J. Kelleher has served as our President since August 2014. Mr. Kelleher also serves as Chief Executive Officer of our wholly owned subsidiary B. Riley & Co., LLC. Prior to our acquisition of such entity in June 2014, Mr. Kelleher served as Chief Executive Officer of B. Riley & Co., LLC since 2006. From 1997 to 2006, Mr. Kelleher held other senior management positions with B. Riley & Co., LLC, including Chief Financial Officer and Chief Compliance Officer. He received his Bachelor of Science in Mechanical Engineering from Lehigh University.

Phillip J. Ahn has served as our Chief Financial Officer and Chief Operating Officer since April 2013 and previously served as our Senior Vice President, Strategy and Corporate Development from February 2010 to April 2013. Prior to joining the Company, Mr. Ahn served as Vice President of Altpoint Capital Partners from June 2009 to February 2010 and as Vice President of Stone Tower Equity Partners from June 2007 to June 2009. Prior to 2007, Mr. Ahn served as Senior Investment Officer at the NY State Common Retirement Fund and also held investment banking positions at both Salomon Smith Barney and CIBC World Markets. Prior to starting his investment banking career, Mr. Ahn was a research analyst at Standard & Poor’s J.J. Kenny division. Mr. Ahn received his Bachelor of Arts in Economics from the University of Michigan in 1992 and his MBA in Finance from Columbia University in 1997, graduating with Beta Gamma Sigma honors. Mr. Ahn is a CFA charterholder and member of the NY Society of Security Analysts.

Alan N. Forman has served as our Executive Vice President, General Counsel and Secretary since May 2015. Prior to joining the Company, Mr. Forman served as Senior Vice President and General Counsel of STR Holdings, Inc. from April 2012 until May 2015, and as Vice President and General Counsel from May 2010 to April 2012. Mr. Forman was also a partner at Brown Rudnick LLP from May 1998 to May 2010. Mr. Forman brings extensive experience in corporate and securities law including intellectual property, licensing agreements, financing transactions, corporate governance, and mergers and acquisitions. Mr. Forman holds a B.A. in Economics from Emory University and a J.D. from the George Washington University Law School.

Summary Compensation Table

The following table shows information concerning the annual compensation for services provided to us by our named executive officers during fiscal 2014 and 2013.

Name and Principal Position (1)	Year	Salary ($)	Nonqualified Deferred Compensation Earnings ($)(2)	Nonequity Incentive Compensation ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)

Bryant R. Riley	2014	152,308	—	—	33,416	185,724
Chairman and Chief Executive Officer (5)	2013	—	—	—	—	—

Andrew Gumaer	2014	462,462	—	—	29,411	491,873
Chief Executive Officer of GAG, LLC (6)	2013	627,000	—	—	41,500	668,500

Harvey M. Yellen	2014	462,462	—	—	23,078	485,540
Former Vice Chairman and President (7)	2013	627,000	—	—	35,803	662,803

Phillip J. Ahn	2014	325,000	—	75,000	31,811	431,811
Executive Vice President, Chief Financial and Chief Operating Officer (8)	2013	300,092	—	140,000	29,763	469,855

Scott K. Carpenter	2014	278,801	7,334	—	32,092	318,227
Executive Vice President, Retail Services (9)	2013	265,575	46,000	126,800	31,900	470,275

Thomas J. Kelleher	2014	199,782	—	100,000	3,846	303,628
President (10)	2013	—	—	—	—	—

(1)	The table above summarizes the total compensation earned by each of our named executive officers for the fiscal years ended December 31, 2014 and 2013.

(2)	The amounts listed in this column include nonqualified deferred compensation earnings which represents the above market earnings on the deferred compensation from the GAG, LLC Phantom Stock Plan. Earnings are for the fiscal years ended December 31, 2014 and 2013. Above market earnings is the amount earned at 12.0% that exceeds 120% of the applicable federal tax long-term rate.

(3)	The amounts listed in this column include nonequity incentive compensation earned by each of our named executive officers for the fiscal years ended December 31, 2014 and 2013.

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(4)	The amounts listed in this column include other compensation detailed in the following table:

Name	Year	Auto Allowance ($)	Company-paid Medical/Dental ($)	Life and Disability ($)	Director Fees Earned Or paid in Cash ($)(11)	Total ($)
Bryant R. Riley	2014	—	3,416	—	30,000	33,416
	2013	—	—	—	—	—

Andrew Gumaer	2014	12,000	17,020	391	—	29,411
	2013	24,000	15,967	1,533	—	41,500

Harvey M. Yellen	2014	12,000	10,687	391	—	23,078
	2013	24,000	10,270	1,533	—	35,803

Phillip J. Ahn	2014	14,400	17,020	391	—	31,811
	2013	12,600	15,966	1,197	—	29,763

Scott K. Carpenter	2014	14,400	17,301	391	—	32,092
	2013	14,400	15,967	1,533	—	31,900

Thomas J. Kelleher	2014	—	3,846	—	—	3,846
	2013	—	—	—	—	—

(5)	Mr. Riley was appointed as the Chief Executive Officer and Chairman of the Company following the BRC Acquisition in June 2014. Mr. Riley has served as a director of the Company since August 2009. Compensation information in the table above for Mr. Riley reflects compensation for his services as a director in 2014 during the period prior to the initial closing of the BRC Acquisition, and as an employee of the Company following the initial closing of the BRC Acquisition.

(6)	Mr. Gumaer served as Chief Executive Officer and Chairman of the Company until June 2014. Following the BRC Acquisition in June 2014, Mr. Gumaer continues to serve as the Chief Executive Officer of GAG, LLC and no longer serves as the Company’s Chief Executive Officer or Chairman.

(7)	Mr. Yellen served as Vice Chairman and President of the Company until June 2014. Following the BRC Acquisition in June 2014, Mr. Yellen served as the President of GAG, LLC and no longer served as the Company’s President or Vice-Chairman. Mr. Yellen also previously served as Chief Operating Officer until April 2013. Mr. Yellen’s service to the Company as an employee ceased on February 17, 2015.

(8)	Mr. Ahn was appointed Executive Vice President, Chief Financial and Chief Operating Officer on April 15, 2013.

(9)	Mr. Carpenter has served as our Executive Vice President, Retail Services since July 2009. As a result of the BRC Acquisition, our Board has determined that, effective as of October 2014, Mr. Carpenter no longer satisfies the requirements to be deemed an executive officer as that term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

(10)	Mr. Kelleher has served as our President since August 2014 and has served as Chief Executive Officer of our wholly owned subsidiary B. Riley & Co., LLC since the BRC Acquisition in June 2014.

(11)	Mr. Riley, our Chief Executive Officer and Chairman, received the compensation indicated in the column Director Fees Earned or Paid in Cash for his services as a director of the Company in 2014 during the period prior to the initial closing of the BRC Acquisition in June 2014, at which time he became an employee of the Company and received no further compensation for his services as a director. Messrs. Gumaer and Yellen were also directors of the Company in 2013 and 2014. Mr. Yellen resigned as a director of the Company in August 2014. Messrs. Gumaer and Yellen received no additional compensation for services as directors for 2013 or 2014.

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Outstanding Equity Awards at December 31, 2014

There were no outstanding equity awards for our named executive officers as of December 31, 2014.

Role of Compensation Committee and Executive Officers in Compensation Decisions

The Compensation Committee has oversight responsibility for our executive compensation programs.  The Compensation Committee makes all compensation decisions for our Chief Executive Officer and other named executive officers and annually reviews their performance.  Such review includes an analysis of the Company’s performance and the performance of the Chief Executive Officer and other named executive officers with respect to matters including, but not limited to, the implementation of strategic and financial plan initiatives.

The Compensation Committee also reviews determinations of our Chief Executive Officer regarding all of the compensation of our other executive officers and provides guidance with respect thereto for consideration by our Chief Executive Officer.  Our Chief Executive Officer makes determinations regarding the compensation of all other executive officers due to his daily involvement with our executive team.  Our Chief Executive Officer annually reviews the performance of each other officer.

Role of Compensation Consultants in Compensation Decisions

The Compensation Committee did not utilize any compensation consultants in determining or recommending the amount and form of executive and director compensation for the fiscal year 2014.

Setting Executive Compensation

The Compensation Committee has structured our annual and long-term incentive-based executive compensation to motivate executives to achieve the business goals set by us and to reward the executives for achieving such goals. The structure of such compensation for certain of our executive officers is set forth in such executive’s employment agreement with the Company. For more information regarding employment agreements for our named executive officers, see “Employment Agreements” below.

There is no pre-established policy or target for the allocation between short-term and long-term incentive compensation. Rather, the Compensation Committee reviews relevant information and market data for similar executives at other public companies of comparable size and in the same industry as the Company to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of the Company or the individual, depending on the type of program, compared to established goals.

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Employment Agreements

On July 31, 2009, we entered into employment agreements with Messrs. Carpenter, Gumaer and Yellen.

The employment agreement with Mr. Carpenter has no defined length of employment. Either party may terminate the employment relationship at any time, subject to possible severance payments as set forth below. Pursuant to the employment agreement, Mr. Carpenter is entitled to receive (i) an annual base salary of at least $260,465 for the period from July 31, 2012 to July 31, 2013, $273,488 for the period from July 31, 2013 to July 31, 2014 and $287,163 for the period from July 31, 2014 to July 31, 2015, (ii) annual increases to his annual base salary of no less than five percent, (iii) an annual discretionary bonus, (iv) a monthly automobile allowance of $1,200, (v) indemnification, and an agreement from the Company to hold Mr. Carpenter harmless, to the fullest extent permitted by law against any and all liabilities incurred by Mr. Carpenter in connection with employment by us and (vi) severance payments if his employment relationship is terminated by us without “Cause” or by Mr. Carpenter with “Good Reason,” or upon the death or disability of Mr. Carpenter. For purposes of such severance, “Good Reason” is defined as (a) a material diminution in Mr. Carpenter’s base salary, authority, duties, or responsibilities; (b) a material diminution in the budget over which Mr. Carpenter retains authority; (c) a material change in the geographic location at which Mr. Carpenter must perform services; or (d) any other action or inaction that constitutes a material breach of the terms of the employment agreement. Such severance will consist of payment of a lump sum equal to one year of base salary, a lump sum equal to the highest annual bonus paid during the term of employment or the first target bonus in the event of termination prior to any bonus being paid, and a lump sum equal to 12 times the monthly COBRA premiums for Mr. Carpenter and Mr. Carpenter’s spouse and dependents. Severance will not be owed if Mr. Carpenter terminates the employment relationship without Good Reason or if we terminate the relationship for “Cause.” “Cause” exists if Mr. Carpenter: (1) engages in gross misconduct or gross negligence in the performance of Mr. Carpenter’s duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of Mr. Carpenter’s employment consistent with Mr. Carpenter’s position with us; (2) engages in fraud, dishonesty, or any other improper conduct that causes material harm to the Company or its business or reputation; (3) materially breaches the employment agreement; or (4) is convicted of, or pleads guilty or no contest to, a felony or crime involving dishonesty or moral turpitude (excluding traffic offenses). In addition to the benefits set forth in his employment agreement, in accordance with a bonus plan approved by the Company’s Compensation Committee, Mr. Carpenter was entitled to nonequity incentive compensation for fiscal 2013 and 2014, and will be entitled to nonequity incentive compensation for fiscal 2015, based on the (A) financial performance of the Company’s retail and international divisions reflecting percentages of divisional profit ranging from 2% to 4% depending on the division and level of profit achieved and subject to conditions relating to minimum divisional profit and (B) overall profitability of the Company, subject to the discretion of management, the approval of the Compensation Committee and a maximum annual ceiling. The foregoing bonus program is subject to an aggregate annual ceiling of five times Mr. Carpenter’s annual base salary, which ceiling is currently $1,435,815. Pursuant to the foregoing, Mr. Carpenter received nonequity incentive compensation for fiscal 2013 totaling $126,800, which was received based on the financial performance of the Company’s retail and international divisions. Mr. Carpenter was not entitled to receive any nonequity incentive compensation for fiscal 2014.

The employment agreements of Messrs. Gumaer and Yellen were amended and restated in their entirety on May 19, 2014, in connection with the BRC Acquisition, with changes effective as of June 18, 2014, the date of the initial closing of the BRC Acquisition. Prior to such amendment and restatement of such agreements, such agreements provided that, among other things, Messrs. Gumaer and Yellen were each entitled to receive (i) annual base salaries of at least $694,675 for the period from July 31, 2012 to July 31, 2013 and $729,303 for the period from July 31, 2013 to July 31, 2014; however, each of Messrs. Gumaer and Yellen accepted a reduced base salary of $500,000 for fiscal 2012, $627,000 for fiscal 2013 and $630,000 for fiscal 2014, (ii) annual increases to their the annual base salaries of no less than five percent, (iii) an annual discretionary bonus, (iv) monthly automobile allowances of $2,000 and (v) indemnification and severance consistent with the provisions described above for Mr. Carpenter.

On June 18, 2014, we entered into an employment agreement with Mr. Riley and the amended and restated employment agreements referenced above with Messrs. Gumaer and Yellen. Pursuant to the terms of the such employment agreements, from and after June 18, 2014, Messrs. Gumaer, Riley and Yellen are entitled to receive an annual base salary of $300,000, subject to adjustment in the sole discretion of the Compensation Committee and, solely with respect to Mr. Yellen, decreasing to $200,000 on the first anniversary of the initial closing of the BRC Acquisition and $100,000 on the second anniversary of the initial closing of the BRC Acquisition. Such employment agreements also provide for the award of an annual discretionary bonus and the reimbursement of certain business expenses. Each such employment agreement also contains an indemnification provision wherein the Company promises to defend, indemnify, and hold the respective employee harmless to the fullest extent permitted by law against any and all liabilities incurred by such employee in connection with employment by the Company. The term of each such employment agreement is three years from June 18, 2014, which term shall be automatically extended for one year terms, unless either party gives the other party not less than 90 days’ prior written notice of the intention to not extend such amendment and restated employment agreement automatically. Mr. Yellen’s employment with the Company ceased on February 17, 2015.

The Company has not entered into an employment agreement with Mr. Ahn or Mr. Kelleher.

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Equity Compensation Plan Information

Information about our equity compensation plans at December 31, 2014 was as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)(3)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by our stockholders (1)	5,859	—	3,194,141
Equity compensation plans not approved by our stockholders (2)	—	—	—
Total	5,859	—	3,194,141

(1)	Includes our Amended and Restated 2009 Stock Incentive Plan.

(2)	All of our equity compensation plans were approved by our stockholders.

(3)	Awards listed in column (a) are restricted stock unit awards, which have no associated exercise price.

For more information on our equity compensation plans, see Note 17 of our Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2014.

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DIRECTOR COMPENSATION

We use cash and equity based compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that our directors expend in fulfilling their duties to our Company, the skill level required by our members of the Board and other relevant information. The Compensation Committee and our Board have the primary responsibility for reviewing, considering any revisions to, and approving director compensation. The Company does not pay its management directors for Board service in addition to their regular employee compensation.

Prior to August 1, 2014, each of our non-employee directors received annual fees of $60,000, payable in quarterly installments, and the chairperson of our Audit Committee, Compensation Committee and Corporate Governance Committee received annual fees of $18,000, $12,000 and $6,000, respectively. In addition, each of our non-employee directors that is a member of our Audit Committee, Compensation Committee and Corporate Governance Committee received annual fees of $9,000, $6,000 and $3,000, respectively.

Since August 1, 2014, each of our non-employee directors has received annual fees of $15,000 in cash, payable in quarterly installments, and $15,000 in equity in the form of restricted stock units under the Company’s Amended and Restated 2009 Stock Incentive Plan. Such restricted stock units are subject to vesting and, for the restricted stock units issued in 2014, will vest in full on July 31, 2015, contingent upon continued service of the applicable non-employee director on the Board through such date. Such vesting is subject to full acceleration in the event of certain change in control transactions for the Company. In addition to the foregoing, the chairpersons of our Audit Committee, Compensation Committee and Corporate Governance Committee each receive additional annual fees of $2,000 in cash as compensation for such service. In addition, from time to time our non-employee directors may receive additional compensation through equity compensation or otherwise at the discretion of the disinterested directors of the Board for extraordinary service relating to their capacity as Board members.

The following table summarizes the total compensation that our directors (other than directors who are named executive officers) earned during the fiscal year ended December 31, 2014 for services rendered as members of our Board.

	Fees Earned or	Stock
Name (1)	Paid in Cash ($)	Awards ($) (4)	Total ($)
Matthew J. Hart	72,250	15,000	87,250
Hugh G. Hilton	67,250	15,000	82,250
Mark D. Klein (2)	51,750	—	51,750
Richard L. Todaro (3)	3,750	15,000	18,750

________________________

(1)	Bryant R. Riley, our Chief Executive Officer and Chairman, Andrew Gumaer, a director and the Chief Executive Officer of GAG, LLC, and Harvey M. Yellen, a former executive officer and director of the Company, are not included in this table because Messrs. Riley, Gumaer and. Yellen were named executive officers during 2014. Mr. Yellen resigned as a director of the Company in August 2014 and ceased to be an employee of the Company on February 17, 2015. Messrs. Gumaer and Yellen received no additional compensation for services as directors for 2014. The compensation received by Messrs. Gumaer and Yellen as employees of the Company is shown in the Summary Compensation Table above. Mr. Riley, who has been a director of the Company since August 2009, became our Chief Executive Officer and Chairman following the initial closing of the BRC Acquisition in June 2014. The compensation received by Mr. Riley for his services as a director in 2014 during the period prior to the initial closing of the BRC Acquisition, and as an employee of the Company following the initial closing of the BRC Acquisition, is shown in the Summary Compensation Table above. Kenneth M. Young, a director of the Company, is not included in this table as he was appointed as a director in May 2015 and was not a director in fiscal 2014.

(2)	Mr. Klein resigned from the Board effective August 22, 2014.

(3)	Mr. Todaro was appointed to the Board effective July 28, 2014.

(4)	The amounts in the Stock Awards column reflect the aggregate grant date fair value of restricted stock units granted to the applicable director in 2014 calculated in accordance with FASB ASC 718. The Company granted 1,953 restricted stock units to each applicable director on September 9, 2014 for such director’s annual stock grant of $15,000 as a non-employee director. The grant date fair value of the restricted stock units was $7.68 per share on September 9, 2014. As stated above, such restricted stock units vest in full on July 31, 2015, contingent upon continued service of the applicable director on the Board through such date. Such vesting is subject to full acceleration in the event of certain change in control transactions for the Company. All such 1,953 restricted stock units granted to each such director remained outstanding as of December 31, 2014.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the shares of our common stock as of June 18, 2015, by (i) each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock; (ii) each executive officer listed in the Summary Compensation Table; (iii) each of our directors; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, the address of the individuals listed below is 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367.

	Shares Beneficially Owned (2)
Name or Group of Beneficial Owners (1)	Number	Percent
Named Executive Officers:
Bryant R. Riley (3)	3,944,910	24.2%
Andrew Gumaer (4)	600,000	3.7%
Phillip J. Ahn	15,000	*
Thomas J. Kelleher (5)	440,748	2.7%
Harvey M. Yellen (6)	264,000	1.6%
Scott Carpenter (7)	50,006	*

Directors:
Hugh G. Hilton (8)	13,974	*
Matthew J. Hart (9)	14,474	*
Richard L. Todaro (10)	3,105	*
Kenneth M. Young (11)	457	*

Executive officers and directors as a group (9 persons):	5,032,753	30.9%

5% Stockholders:
Funds associated with Elliott Associates, L.P. (12)	2,306,450	14.1%
Funds associated with Nokomis Capital, L.L.C. (13)	1,200,000	7.4%
Lloyd I. Miller, III and associated persons (14)	2,207,420	13.5%
DJ Investments LLC: Series E (15)	2,000,000	12.3%
Funds associated with Dialectic Capital Management, LLC (16)	831,935	5.1%

*	Represents less than 1%.
(1)	Unless otherwise indicated, the business address of each holder is c/o B. Riley Financial, Inc., 21860 Burbank Blvd., Suite 300 South, Woodland Hills, CA 91367.
(2)	Applicable percentage ownership is based on 16,305,236 shares of our common stock outstanding as of June 18, 2015. Beneficial ownership is determined in accordance with the rules of the SEC and is based on voting and investment power with respect to shares, subject to the applicable community property laws. Shares of our common stock subject to options or other contractual rights currently exercisable, or exercisable within 60 days after June 18, 2015, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.
(3)	Mr. Riley has served as a director of the Company since August 2009 and was appointed as the Chief Executive Officer and Chairman of the Company following the BRC Acquisition in June 2014. Represents 3,744,810 shares of our common stock held of record by Mr. Riley, 100 shares of our common stock held of record by the B. Riley and Co., LLC 401(k) Profit Sharing Plan (the “Riley Profit Sharing Plan”) and 200,000 shares of our common stock held of record by the Robert Antin Children Irrevocable Trust dtd 1/1/01 (the “Antin Trust”). Mr. Riley serves as the trustee of the Riley Profit Sharing Plan and the Antin Trust and, as such, has the power to vote or dispose of the securities held of record by each of the Riley Profit Sharing Plan and the Antin Trust and may be deemed to beneficially own such securities. The business address of each of Mr. Riley, the Riley Profit Sharing Plan and the Antin Trust is 11100 Santa Monica Blvd., Suite 800, Los Angeles, California 90025.
(4)	Mr. Gumaer served as Chief Executive Officer and Chairman of the Company until June 2014. Following the BRC Acquisition in June 2014, Mr. Gumaer continues to serve as the Chief Executive Officer of GAG, LLC and no longer serves as the Company’s Chief Executive Officer or Chairman. Represents 264,000 shares of our common stock held of record by Mr. Gumaer and 336,000 shares of our commons stock held of record by Andrew & Dana Gumaer as Trustees for the Gumaer Living Trust.

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(5)	Represents 440,248 shares of our common stock held of record by Mr. Kelleher, 100 shares of our common stock held of record in Mr. Kelleher’s individual retirement account, 100 shares of our common stock held of record by Mr. Kelleher as UTMA custodian for a daughter of Mr. Kelleher, 100 shares of our common stock held of record in Mr. Kelleher’s spouse’s individual retirement account, 100 shares of our common stock held of record by a daughter of Mr. Kelleher, and 100 shares of our common stock held of record by a daughter of Mr. Kelleher.
(6)	Mr. Yellen served as Vice Chairman and President of the Company until June 2014. Following the BRC Acquisition in June 2014, Mr. Yellen served as the President of GAG, LLC and no longer served as the Company’s President or Vice-Chairman. Mr. Yellen also served as a director to the Company until August 2014. Mr. Yellen’s service to the Company as an employee ceased on February 17, 2015.
(7)	Mr. Carpenter has served as our Executive Vice President, Retail Services since July 2009. As a result of the BRC Acquisition, our Board has determined that, effective as of October 2014, Mr. Carpenter no longer satisfies the requirements to be deemed an executive officer as that term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.
(8)	Represents (a) 10,000 shares of our common stock held of record by Mr. Hilton, (b) 2,021 shares of our common stock held of record by Alvarez & Marsal Capital Real Estate, LLC (“A&M”), of which Mr. Hilton is the Chief Executive Officer and may be deemed to share voting and investment power over the securities held by A&M and (c) 1,953 shares of our common stock subject to a restricted stock unit that settles in our common stock and vests 100% on July 31, 2015.
(9)	Includes 1,953 shares of our common stock subject to a restricted stock unit that settles in our common stock and vests 100% on July 31, 2015.
(10)	Includes 1,953 shares of our common stock subject to a restricted stock unit that settles in our common stock and vests 100% on July 31, 2015.
(11)	Includes 357 shares of our common stock subject to a restricted stock unit that settles in our common stock and vests 100% on July 31, 2015.
(12)	Based on information provided on a Schedule 13D/A filed with the SEC on July 25, 2014 by the Liverpool Limited Partnership, a limited partnership organized and existing under the laws of Bermuda (“LLP”), and Middleton International Limited, a Cayman Islands exempted company (“MIL”). Represents 807,180 shares of our common stock held of record by LLP and 1,499,270 shares of our common stock held of record by MIL. LLP is a wholly owned subsidiary of Elliott Associates, L.P., a Delaware limited partnership (“EALP”), and MIL is a wholly owned subsidiary of Elliott International, L.P., a Cayman Islands limited partnership (“EILP”). Paul E. Singer (“Singer”), Elliott Capital Advisors, L.P., a Delaware limited partnership (“Capital Advisors”), which is controlled by Singer, and Elliott Special GP, LLC, a Delaware limited liability company (“Special GP”), which is controlled by Singer, are the general partners of EALP. Elliott International Capital Advisors Inc., a Delaware corporation (“EICA”), is the investment manager for EILP. Hambledon, Inc., a Cayman Islands corporation (“Hambledon”), which is also controlled by Singer, is the sole general partner of EILP. The business address of each of LLP, MIL, EALP, Singer, Capital Advisors, Special GP and EICA is 40 West 57th Street, New York, New York 10019. The business address of EILP and Hambledon is c/o Maples & Calder, P.O. Box 309, Ugland House, South Church Street, George Town, Cayman Islands, British West Indies.
(13)	Based on information provided on a Schedule 13G/A filed with the SEC on February 13, 2015. Represents shares of our common stock held of record by certain private funds and managed accounts for which Nokomis Capital, L.L.C. (“Nokomis”) serves as the investment adviser. Nokomis may direct the vote and disposition of such securities and may be deemed to beneficially own such securities. Brett Hendrickson, a principal of Nokomis, may direct the vote and disposition of such securities and may be deemed to beneficially own such securities. The business address of Nokomis is 2305 Cedar Springs Road, Suite 420, Dallas, Texas 75201.
(14)	Based on information provided on a Schedule 13G/A filed with the SEC on February 5, 2015. Mr. Miller has sole voting and dispositive power with respect to 1,904,771 of such shares of common stock as (i) manager of a limited liability company that is the adviser to certain trusts, (ii) manager of a limited liability company that is the general partner of a certain limited partnership, (iii) manager of a limited liability company, and (iv) an individual. Mr. Miller has shared voting and dispositive power with respect to 302,649 of such shares of common stock as (i) an advisor to the trustee of a certain trust, (ii) with respect to shares owned by Mr. Miller’s wife, and (iii) an authorized person with respect to a custody account. Mr. Miller’s business address is 3300 South Dixie Highway, Suite 1-365, West Palm Beach, Florida 33405.
(15)	Based on information provided on a Schedule 13D filed with the SEC on December 19, 2014. Represents shares of our common stock held of record by DJ Investments LLC: Series E (“DJ Investments”). Fred Goldman and Michael LaRocque, each a manager of DJ Investments, have the power to vote or dispose of such securities and may be deemed to beneficially own such securities. The business address of DJ Investments is c/o Equitec Group, LLC, 111 W. Jackson Blvd., 20th Floor, Chicago, Illinois 60604.
(16)	Based on information provided on a Schedule 13G filed with the SEC on February 17, 2015. Represents shares of our common stock held of record by advisory clients of Dialectic Capital Management, LLC (“Dialectic”). John A. Fichthorn and Luke Fichthorn, the managing members of Dialectic, and Dialectic each have shared power to vote or dispose of such securities and may be deemed to beneficially own such securities. The business address of the Dialectic Capital Management, LLC is 17 State Street, Suite 3930, New York, New York 10004.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Company’s Board of Directors is comprised of independent directors as required by the listing standards of The Nasdaq Stock Market, Inc. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors.

The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting process, accounting principles and internal controls. The Company’s independent public accountants are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2014 with management and the Company’s independent public accountants. The Audit Committee has discussed with the Company’s independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from the Company’s independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the Company’s independent public accountants their independence from the Company.

The members of the Audit Committee are not engaged in the accounting or auditing profession. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the Company’s independent public accountants. As a result, the Audit Committee’s oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company’s financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company’s independent public accountants meet the applicable standards for independent public accountants independence.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Matthew J. Hart, Chairperson
Hugh G. Hilton
Richard L. Todaro

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

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HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to B. Riley Financial, Inc., c/o Corporate Secretary, 21860 Burbank Boulevard, Suite 300 South, Woodland Hills, CA 91367 or call Investor Relations at (818) 884-3737. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2015 proxy statement, a stockholder’s proposal must be received by us no later than March 1, 2016, unless the date of our 2016 Annual Meeting of Stockholders is more than 30 days before or after August 13, 2016 (the one-year anniversary date of the Annual Meeting), in which case such proposals must be received by the Company a reasonable time before the Company begins to print and send applicable proxy materials. In addition, stockholder proposals must otherwise comply with Rule 14a-8 under the Exchange Act.

Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations, including those that are not to be included in such proxy statement and proxy, must provide timely notice in writing to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 60 days or more than 90 days prior to the previous year’s annual meeting of stockholders for our 2016 annual meeting of stockholders, unless the date of the 2016 annual meeting of stockholders is more than 30 days before or 70 days after the one-year anniversary of the Annual Meeting, in which case notice by the stockholder must be delivered not earlier than 90 days prior to the annual meeting and not later than the later of (a) 60 days prior to such annual meeting or (b) the tenth day following the date on which we first make a public announcement of the date of the annual meeting.

While our board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2016 proxy statement stockholder proposals that we are not required to include under the Exchange Act.

ANNUAL REPORT

Our 2014 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of our 2014 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at our annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Bryant R. Riley
Chairman and Chief Executive Officer

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APPENDIX A

PROPOSED AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Subject to approval by the requisite vote of stockholders of the Company, the Company’s Certificate of Incorporation, as amended, would be amended and restated in its entirety to read as follows, with additions indicated by underlined text and deletions indicated by strikethrough text:

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

B. RILEY FINANCIAL, INC.

ARTICLE ONE

NAME

The name of the corporation (the “Corporation”) is B. Riley Financial, Inc.

ARTICLE TWO

REGISTERED OFFICE AND REGISTERED AGENT

The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE THREE

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE FOUR

CAPITALIZATION

A.      CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have the authority to issue is Forty-One Million (41,000,000)~~One Hundred Forty-Five Million (145,000,000)~~ shares, such shares being divided into Forty Million (40,000,000)~~One Hundred Thirty-Five Million (135,000,000)~~ shares of common stock, par value $0.0001 per share (the “Common Stock”), and One Million (1,000,000)~~Ten Million (10,000,000)~~ shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). ~~Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment of the Certificate of Incorporation pursuant to the Delaware General Corporation Law, each twenty (20) shares of Common Stock, that are issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.0001 per share, of the Corporation (the “Automatic Conversion”). No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall be entitled to receive cash for such holder’s fractional share based upon the fair market value of the Common Stock as of the Effective Time as determined by the Corporation’s Board of Directors. All numbers set forth in this Certificate of Incorporation give effect to the Automatic Conversion provided for above.~~

The following is a statement of the designations, preferences, privileges, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon the shares of each class.

B.     PREFERRED STOCK

Subject to the provisions of this Certificate of Incorporation, the Board of Directors is authorized to provide for the issuance from time to time of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable provisions of the DGCL (a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, with such voting powers, full or limited, or no voting powers, and such designations, preferences, privileges and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, including, but not limited to, determination of any of the following:

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(a)	the distinctive designation of the series, whether by number, letter or title, and the number of shares which will constitute the series, which number may be increased or decreased (but not below the number of shares then outstanding and except where otherwise provided in the applicable Preferred Stock Certificate of Designation) from time to time by action of the Board of Directors;
(b)	the dividend rate, if any, and the times of payment of dividends, if any, on the shares of the series, whether such dividends will be cumulative, and if so, from what date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;
(c)	whether the shares shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(d)	whether the shares of the series will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;
(e)	the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(f)	whether the shares of the series will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;
(g)	the rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(h)	whether the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class of stock in any respect, or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class of stock, restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class of stock ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;
(i)	whether the series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights; and
(j)	any other powers, designations, preferences and relative, participating, optional and other special rights of that series and the qualifications, limitations or restrictions of such preferences and/or rights.

Except as otherwise required by law, as otherwise provided herein or as otherwise determined by the Board of Directors in the applicable Preferred Stock Certificate of Designation as to the shares of any series of Preferred Stock prior to the issuance of any such shares, the holders of Preferred Stock shall have no voting rights and shall not be entitled to any notice of any meeting of stockholders. In addition, except as otherwise expressly provided in the applicable Preferred Stock Certificate of Designation, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

C.     COMMON STOCK.

The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock or any series thereof. Except as otherwise provided in this Certificate of Incorporation or as otherwise required by applicable law, all shares of Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights, powers, preferences and privileges, subject to the same qualifications, limitations and restrictions. The terms of the Common Stock set forth below shall be subject to the express terms of any series of Preferred Stock.

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1.     VOTING RIGHTS.

Except as otherwise provided in this Certificate of Incorporation, as otherwise required by applicable law or as provided in any Preferred Stock Certificate of Designation, the entire voting power of shares of capital stock of the Corporation shall be vested exclusively in the Common Stock. Each share of Common Stock shall be entitled to one vote on all matters to be voted on by the holders of Common Stock. No stockholder of the Corporation shall be entitled to exercise any right of cumulative voting. The stockholders of the Corporation may not act by written consent.

2.     DIVIDENDS.

If and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

3.     LIQUIDATION.

The holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock as a result of the liquidation, dissolution or winding up of the Corporation.

4.     STOCK OWNERSHIP.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

ARTICLE FIVE

AMENDMENTS OF BYLAWS

In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation or any amendment thereof without the assent or vote of the stockholders of the Corporation except as otherwise required by law or contract. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation and in addition to any other vote required by law, no provision of the Bylaws may be altered, amended or repealed in any respect by the stockholders, nor may any provision inconsistent therewith be adopted, in any respect by the stockholders, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least a majority of the capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class, at any annual or special meeting of the stockholders of the Corporation, duly called and upon proper notice thereof.

ARTICLE SIX

DIRECTORS

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors.

A.     NUMBER; TERM.

The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

Whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the nomination, election, term of office, filling of vacancies, removal and other features of such directorships shall not be governed by this Article Six unless otherwise provided for in the applicable Preferred Stock Certificate of Designation.

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B.     TERMS OF OFFICE

Each director elected after October 7, 2014~~the filing and effectiveness of this Certificate of Amendment of the Certificate of Incorporation pursuant to the Delaware General Corporation Law (the “Effective Date”)~~, shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders. For the avoidance of doubt, each person appointed by the directors of the Corporation or elected by the stockholders of the Corporation to the Board of Directors before October 7, 2014~~the Effective Date~~ shall serve for the full term to which he or she was appointed or elected. Accordingly, (i) at the 2015 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2016 annual meeting of stockholders, (ii) at the 2016 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2017 annual meeting of stockholders, and (iii) at the 2017 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

C.     VACANCIES.

Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of directors, or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected by the Board of Directors to fill any vacancy shall be appointed for a term expiring at the succeeding annual meeting of stockholders and shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal.

D.     ELECTION.

Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE SEVEN

EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE EIGHT

LIABILITY AND INDEMNIFICATION

A.     LIABILITY.

To the fullest extent permitted by the DGCL, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation shall not be liable to the fullest extent permitted by the DGCL as so amended. Any amendment, modification or repeal of this Section A of Article Eight shall not adversely affect any right or protection of a director hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

B.     INDEMNIFICATION.

The Corporation shall indemnify and advance expenses to each of the Corporation’s directors and officers in each and every situation where, under Section 145 of the DGCL, as amended from time to time (“Section 145”), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify and advance expenses to any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The Corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or other entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under the DGCL.

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No amendment to or repeal of the provisions of this Article Eight shall deprive a director or officer of the benefit hereof with respect to any act or omission occurring prior to such amendment or repeal.

ARTICLE NINE

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE TEN

CORPORATE POWER

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation or any amendment thereof from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein upon stockholders and directors are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation, or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, no provision of Articles Five, Six or Ten of this Certificate of Incorporation may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least a majority of the capital stock of the Corporation entitled to vote generally in an election of directors, voting together as a single class.

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APPENDIX B

B. RILEY FINANCIAL, INC. MANAGEMENT BONUS PLAN

SECTION 1
BACKGROUND, PURPOSE AND DURATION

1.1 Effective Date.  The Plan is effective as of June 16, 2015, subject to approval by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2015 Annual Meeting of Stockholders of the Company.

1.2 Purpose of the Plan.  The Plan is intended to increase stockholder value and the success of the Company by motivating key employees (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such employees with incentive awards based on the achievement of goals relating to the performance of the Company and its individual business units. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under section 162(m) of the Code.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “Actual Award” means, as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

2.2 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

2.3 “Base Salary” means, as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to any Company or Affiliate sponsored plans.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.6 “Committee” means the Compensation Committee of the Board, or any other committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

2.7 “Company” means B. Riley Financial, Inc., a Delaware corporation, or any successor thereto.

2.8 “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under section 162(m) of the Code.

2.9 “Disability” means “disability” as defined under the long-term disability policy of the Company or the Company affiliate to which the Participant provides services regardless of whether the Participant is covered by such policy.  If the Company or the Company affiliate to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days.

2.10 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.11 “Fiscal Year” means the fiscal year of the Company.

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2.12 “Individual Objectives” means quantifiable objectively determinable goals set by the Committee that will measure the individual’s performance of his or her overall duties to the Company which may include, without limitation, any enumerated Performance Goal, measures related to long-term strategic plans, and measures related to succession plans.

2.13 “Maximum Award” means, as to any Participant, for any 12-month period within or constituting a Performance Period, $6 million.  The Maximum Award shall be prorated for any Performance Period consisting of fewer than twelve (12) months.

2.14 “Participant” means, as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

2.15 “Payout Formula” means, as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

2.16 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (1) share price, (2) earnings per share, (3) total stockholder return, (4) revenue, (5) expenses, (6) gross margin, (7) profit margins, (8) operating margin, (9) operating income, (10) net operating income, (11) pre-tax profit, (12) net income, (13) earnings before interest, taxes and depreciation, (14) earnings before interest, taxes, depreciation and amortization, (15) earnings before interest, taxes, depreciation, amortization and share based compensation, (16) cash flow, operating cash flow, or cash flow or operating cash flow per share, (17) return on equity, (18) return on assets, (19) return on investment, (20) return on capital, (21) economic value added, (22) market share, (23) personal goals, (24) improvements in capital structure, (25) improvements in working capital, (26) improvement in or attainment of expense levels or working capital level, (27) budget comparisons, (28) expense management, (29) profitability of an identifiable business unit or product, (30) reduction in costs, (31) trading profits, and (32) Individual Objectives.  The performance criteria may be applicable to the Company or an Affiliate as a whole or a segment or a division of the Company or an Affiliate.  In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Goals for the Performance Period.  Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of the Performance Goals in order to prevent the dilution or enlargement of a Participant’s rights with respect to an award.  The Performance Goals may differ from Participant to Participant and from award to award.

2.17 “Performance Period” means any period of time which does not exceed three Fiscal Years, as determined by the Committee in its sole discretion. With respect to any Participant, there shall exist no more than three Performance Periods at any one time.

2.18 “Plan” means the B. Riley Financial, Inc. Management Bonus Plan, as set forth in this instrument and as hereafter amended from time to time.

2.19 “Shares” means shares of the Company’s common stock.

2.20 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 3.3.

2.22 “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

SECTION 3

SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

3.1 Selection of Participants.  The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. The Committee, in its sole discretion, may also designate as Participants one or more individuals (by name or position) who are expected to become Employees during a Performance Period.  Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2 Determination of Performance Goals.  The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

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3.3 Determination of Target Awards.  The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

3.4 Determination of Payout Formula or Formulae.  On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed his or her Maximum Award.

3.5 Date for Determinations.  The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date.

3.6 Determination of Actual Awards.  After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine whether or not a Participant will receive an Actual Award in the event the Participant incurs a Termination of Employment prior to the date the Actual Award is to be paid pursuant Section 4.2 below.

SECTION 4

PAYMENT OF AWARDS

4.1 Right to Receive Payment.  Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment.  Subject to Section 3.6, payment of each Actual Award shall be made as soon as administratively practicable, but in no event later than two and one-half months after the end of the applicable Performance Period.

4.3 Form of Payment.  Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in Shares of restricted stock, restricted stock units, options and/or other stock awards granted under one of the Company’s stock plans. The number of Shares of restricted stock, restricted stock units, options and/or other stock awards granted shall be determined in the sole and absolute discretion of the Committee and generally shall be determined by dividing the cash amount foregone by either (i) an average of the fair market value of a Share over a period of time prior to the date of grant of the restricted stock, restricted stock units, options and/or other stock awards, (ii) the fair market value of a Share on the date that the cash payment otherwise would have been made, or (iii) an option pricing model determined by the Committee (e.g., Black-Scholes), rounded up to the nearest whole number of Shares. For this purpose, “fair market value” shall have the same meaning as provided by the applicable Company stock plan under which the award shall be granted. Any restricted stock, restricted stock units, options or other stock awards so awarded may be subject to such additional vesting conditions, including specifically additional Performance Goals, as determined by the Committee. The number of Shares of restricted stock and/or restricted stock units granted pursuant to this Section 4.3 may be increased or decreased if such new award is granted by the Committee subject to Performance Goals and such increase or decrease otherwise meets all the performance-based compensation requirements of section 162(m) of the Code.

4.4 Payment in the Event of Death or Disability.  If a Participant dies, or is determined to have a Disability, prior to the payment of an Actual Award that was scheduled to be paid to him or her prior to death, or the determination of a Disability, for a prior Performance Period, the award shall be paid, in the case of death, to his or her designated beneficiary (in accordance with Section 6.6) or, if no such beneficiary has been designated, to his or her estate, and in the case of Disability, to the Participant or any other person authorized under applicable law.

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SECTION 5

ADMINISTRATION

5.1 Committee is the Administrator.  The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

5.2 Committee Authority.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) bifurcate the Plan and treat Participants differently as provided by Section 8.1, (f) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (g) interpret, amend or revoke any such rules.

5.3 Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

5.4 Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code and only to the extent consistent with the rules and regulations of the principal securities market on which the Company’s securities are listed or qualified for trading.

SECTION 6
GENERAL PROVISIONS

6.1 Tax Withholding.  The Company or an Affiliate, as determined by the Committee, shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes.

6.2 No Effect on Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment. Employment with the Company and its Affiliates is on an at-will basis only. Except as may be provided in an employment contract with the Participant, the Company expressly reserves the right, which may be exercised at any time and without regard to when during or after a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

6.3 Participation.  No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award. Participation in this Plan shall not give any Employee the right to participate in any other benefit, stock or deferred compensation plan of the Company or any Affiliate.

6.4 Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

6.5 Successors.  All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

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6.6 Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

6.7 Nontransferability of Awards.  No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

6.8 Deferrals.  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 7

AMENDMENT, TERMINATION AND DURATION

7.1 Amendment, Suspension or Termination.  The Board or the Committee, each in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

7.2 Duration of the Plan.  The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board’s or the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8

LEGAL CONSTRUCTION

8.1 Section 162(m) Conditions; Bifurcation of Plan.  It is the intent of the Company that the Plan and the awards paid under the Plan to Participants who are or may become persons whose compensation is subject to section 162(m) of the Code, satisfy any applicable requirements of section 162(m) of the Code. Any provision, application or interpretation of the Plan inconsistent with this intent shall be disregarded. The provisions of the Plan may be bifurcated by the Board or the Committee at any time so that certain provisions of the Plan, or any award, required in order to satisfy the requirements of section 162(m) of the Code are only applicable to Participants whose compensation is subject to section 162(m) of the Code.

8.2 Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

8.3 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

8.4 Requirements of Law.  The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.5 Governing Law.  The Plan and all awards shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

8.6 Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

40

B. RILEY FINANCIAL, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 13, 2015

The undersigned hereby appoints Phillip J. Ahn and Bryant R. Riley and each of them, as proxies and attorneys-in-fact, with full power of substitution, and hereby authorizes them to vote all of the shares of stock of B. Riley Financial, Inc. which the undersigned may be entitled to vote at the 2015 Annual Meeting of Stockholders of B. Riley Financial, Inc. to be held on Thursday, August 13, 2015 at 1:00 p.m. (local time) at the offices of B. Riley Financial, Inc.'s subsidiary, B. Riley & Co., LLC, located at 11100 Santa Monica Blvd, Suite 800, Los Angeles, CA 90025, and at any and all postponements, continuations and adjournments thereof with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the 2015 Annual Meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(Continued and to be signed on the reverse side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

The Proxy Statement and our 2014 Annual Report on Form 10-K are available at: http://www.viewproxy.com/brileyfin/2015/.

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Please mark your votes like this ☒

1. The election as director of the nominees listed with terms to expire in 2016 (except as marked to the contrary below):

☐ FOR ☐ WITHHOLD ☐ FOR ALL EXCEPT

(01) Andrew Gumaer
(02) Matthew J. Hart
(03) Kenneth M. Young

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "FOR All Except" and write that nominee's name in the space provided below.

____

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

2. To ratify the appointment by our Audit Committee of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

☐ FOR ☐ AGAINST ☐ ABSTAIN

3. To amend and restate the Company's Certificate of Incorporation to reduce the number of authorized shares of (i) Common Stock from 135,000,000 shares to 40,000,000 shares and (ii) Preferred Stock from 10,000,000 shares to 1,000,000 shares.

☐ FOR ☐ AGAINST ☐ ABSTAIN

☐ FOR ☐ AGAINST ☐ ABSTAIN

OTHER MATTERS: The Board of Directors knows of no other matters that will be presented for consideration at the 2015 Annual Meeting. If any other matters are properly brought before the 2015 Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment.
This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no specification is made, this proxy will be voted FOR the election of the named nominees as directors and FOR each of the proposals.
Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date ______________________________

Signature ______________________________

Signature ______________________________
(Joint Owners)

CONTROL NUMBER

→ ☐

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

→ ☐

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when voting by Internet or Telephone

INTERNET
Vote Your Proxy on the Internet:
Go to www.cesvote.com
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE
Vote Your Proxy by Phone:
Call 1 (888) 693-8683
Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL
Vote Your Proxy by Mail:
Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.